FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226943-06

Benchmark 2020-B16

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-226943) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter, (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2020-B16 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-B16 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Interest	Original	Remaining	Original	Remaining		First				Monthly
			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt
Loan	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(3)	Balance($)(3)(7)	or ARD Balance($)(7)	Type(5)	Type	Rate	Fee Rate(6)	Basis	Maturity or ARD	Maturity or ARD	Term(7)	Term(7)	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)(8)
Loan	1	Harrison Retail	7.2%	1	GACC	65,000,000	65,000,000	65,000,000	Retail	Anchored	3.5300%	0.01348%	Actual/360	120	119	0	0	12/13/2019	02/06/2020	01/06/2030	No	01/06/2030	193,864
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	6.7%	1	JPMCB/CREFI	60,000,000	60,000,000	60,000,000	Hospitality	Full Service	3.170153%	0.01348%	Actual/360	120	118	0	0	11/15/2019	01/05/2020	12/05/2029	No	12/05/2029	160,709
Loan	3	Kings Plaza(2)(32)(33)	5.6%	1	JPMCB	50,000,000	50,000,000	50,000,000	Retail	Super Regional Mall	3.3588%	0.01348%	Actual/360	120	119	0	0	12/03/2019	02/01/2020	01/01/2030	No	01/01/2030	141,894
Loan	4	3500 Lacey(2)(34)	5.6%	1	JPMCB	50,000,000	50,000,000	50,000,000	Office	Suburban	4.3500%	0.01348%	Actual/360	120	118	0	0	11/26/2019	01/01/2020	12/01/2029	No	12/01/2029	183,767
Loan	5	FedEx Redmond	5.0%	1	JPMCB	45,140,000	45,140,000	45,140,000	Industrial	Warehouse/Distribution	3.8700%	0.01348%	Actual/360	120	119	0	0	12/17/2019	02/01/2020	01/01/2030	No	01/01/2030	147,598
Loan	6	560 Mission Street(2)(33)	5.0%	1	GACC	45,000,000	45,000,000	45,000,000	Office	CBD	2.5890%	0.01348%	Actual/360	120	118	0	0	12/05/2019	01/06/2020	12/06/2029	No	12/06/2029	98,436
Loan	7	1633 Broadway(2)(31)(33)	5.0%	1	GACC/JPMCB	45,000,000	45,000,000	45,000,000	Office	CBD	2.9900%	0.01348%	Actual/360	120	118	0	0	11/25/2019	01/06/2020	12/06/2029	No	12/06/2029	113,682
Loan	8	Starwood Industrial Portfolio(2)(31)	5.0%	33	GACC	45,000,000	45,000,000	45,000,000	Industrial	Various	3.2310%	0.01473%	Actual/360	120	118	0	0	11/26/2019	01/06/2020	12/06/2029	No	12/06/2029	122,845
Property	8.01	101 45th Street	0.4%	1	GACC	3,437,158	3,437,158		Industrial	Warehouse/Distribution
Property	8.02	4820-4850 Indianapolis Road	0.3%	1	GACC	2,648,302	2,648,302		Industrial	Warehouse/Distribution
Property	8.03	8401 Bearing Drive	0.3%	1	GACC	2,577,868	2,577,868		Industrial	Warehouse/Distribution
Property	8.04	5900 North Meadows Drive	0.3%	1	GACC	2,282,047	2,282,047		Industrial	Warehouse/Distribution
Property	8.05	5701 North Meadows Drive	0.2%	1	GACC	2,098,920	2,098,920		Industrial	Warehouse/Distribution
Property	8.06	8421 Bearing Drive	0.2%	1	GACC	1,817,186	1,817,186		Industrial	Warehouse/Distribution
Property	8.07	6451-6471 Northwind Parkway	0.2%	1	GACC	1,760,839	1,760,839		Industrial	Warehouse/Distribution
Property	8.08	4910-4938 Indianapolis Road	0.2%	1	GACC	1,718,579	1,718,579		Industrial	Warehouse/Distribution
Property	8.09	6221-6241 Northwind Parkway	0.2%	1	GACC	1,690,405	1,690,405		Industrial	Warehouse/Distribution
Property	8.10	775 Commerce Parkway West Drive	0.2%	1	GACC	1,619,972	1,619,972		Industrial	Warehouse/Distribution
Property	8.11	1901 Northwind Parkway	0.2%	1	GACC	1,563,625	1,563,625		Industrial	Warehouse/Distribution
Property	8.12	333 45th Street	0.2%	1	GACC	1,493,191	1,493,191		Industrial	Warehouse/Distribution
Property	8.13	221 South Swift Road	0.2%	1	GACC	1,436,845	1,436,845		Industrial	Warehouse/Distribution
Property	8.14	W234N2091 Ridgeview Parkway Court	0.2%	1	GACC	1,352,324	1,352,324		Industrial	Warehouse/Distribution
Property	8.15	2240 Creekside Parkway	0.1%	1	GACC	1,295,977	1,295,977		Industrial	Warehouse/Distribution
Property	8.16	201 South Swift Road	0.1%	1	GACC	1,281,891	1,281,891		Industrial	Warehouse/Distribution
Property	8.17	8441 Bearing Drive	0.1%	1	GACC	1,267,804	1,267,804		Industrial	Warehouse/Distribution
Property	8.18	4700 Ironwood Drive	0.1%	1	GACC	1,239,631	1,239,631		Industrial	Warehouse/Distribution
Property	8.19	4410 North 132nd Street	0.1%	1	GACC	1,197,370	1,197,370		Industrial	Warehouse/Distribution
Property	8.20	999 Gerdt Court	0.1%	1	GACC	1,169,197	1,169,197		Industrial	Warehouse/Distribution
Property	8.21	480 45th Street	0.1%	1	GACC	1,155,110	1,155,110		Industrial	Cold Storage
Property	8.22	12857 South Hamlin Court	0.1%	1	GACC	1,098,764	1,098,764		Industrial	Warehouse/Distribution
Property	8.23	1695 Glen Ellyn Road	0.1%	1	GACC	1,028,330	1,028,330		Industrial	Warehouse/Distribution
Property	8.24	1701-1721 Northwind Parkway	0.1%	1	GACC	1,014,243	1,014,243		Industrial	Warehouse/Distribution
Property	8.25	1245 Lakeside Drive	0.1%	1	GACC	887,463	887,463		Industrial	Warehouse/Distribution
Property	8.26	3890 Perry Boulevard	0.1%	1	GACC	873,376	873,376		Industrial	Warehouse/Distribution
Property	8.27	215 45th Street	0.1%	1	GACC	640,945	640,945		Industrial	Cold Storage
Property	8.28	845 Telser Road	0.1%	1	GACC	633,902	633,902		Industrial	Warehouse/Distribution
Property	8.29	1851 Northwind Parkway	0.1%	1	GACC	633,902	633,902		Industrial	Warehouse/Distribution
Property	8.30	1650 Northwind Parkway	0.1%	1	GACC	563,468	563,468		Industrial	Warehouse/Distribution
Property	8.31	225 45th Street	0.1%	1	GACC	563,468	563,468		Industrial	Warehouse/Distribution
Property	8.32	1600-1640 Northwind Parkway	0.1%	1	GACC	549,382	549,382		Industrial	Warehouse/Distribution
Property	8.33	235 45th Street	0.0%	1	GACC	408,515	408,515		Industrial	Warehouse/Distribution
Loan	9	650 Madison Avenue(2)(31)	5.0%	1	CREFI	45,000,000	45,000,000	45,000,000	Mixed Use	Office/Retail	3.4860%	0.01348%	Actual/360	120	118	0	0	11/26/2019	01/08/2020	12/08/2029	No	12/08/2029	132,541
Loan	10	181 West Madison(2)(31)	4.8%	1	JPMCB	43,000,000	43,000,000	43,000,000	Office	CBD	3.9000%	0.01348%	Actual/360	84	82	0	0	11/27/2019	01/01/2020	12/01/2026	No	12/01/2026	141,691
Loan	11	Middleton Net Lease Portfolio	4.7%	4	CREFI	42,250,000	42,250,000	42,250,000	Retail	Single Tenant	3.6300%	0.01348%	Actual/360	120	118	0	0	11/13/2019	01/06/2020	12/06/2029	No	12/06/2029	129,581
Property	11.01	Asheboro - Walmart	1.3%	1	CREFI	11,700,000	11,700,000		Retail	Single Tenant
Property	11.02	West Seneca - Home Depot	1.3%	1	CREFI	11,300,000	11,300,000		Retail	Single Tenant
Property	11.03	Concord - Walmart	1.2%	1	CREFI	10,700,000	10,700,000		Retail	Single Tenant
Property	11.04	Cranberry - Walmart	1.0%	1	CREFI	8,550,000	8,550,000		Retail	Single Tenant
Loan	12	Landing Square	4.0%	1	GACC	36,200,000	36,200,000	31,550,972	Multifamily	Garden	4.3150%	0.01348%	Actual/360	120	119	360	360	12/09/2019	02/06/2020	01/06/2030	No	01/06/2030	179,462
Loan	13	510 East 14th Street(2)(32)	3.9%	1	CREFI	35,000,000	35,000,000	35,000,000	Mixed Use	Multifamily/Retail	2.9200%	0.01473%	Actual/360	119	118	0	0	12/12/2019	02/06/2020	12/06/2029	No	12/06/2029	86,350
Loan	14	490-504 Myrtle Avenue(2)(32)	3.9%	2	JPMCB	35,000,000	35,000,000	35,000,000	Multifamily	Mid Rise	3.7876%	0.01348%	Actual/360	120	118	0	0	11/18/2019	01/06/2020	12/06/2029	No	12/06/2029	112,007
Property	14.01	504 Myrtle Avenue	2.4%	1	JPMCB	21,599,433	21,599,433		Multifamily	Mid Rise
Property	14.02	490 Myrtle Avenue	1.5%	1	JPMCB	13,400,567	13,400,567		Multifamily	Mid Rise
Loan	15	1019 Market(34)	3.7%	1	JPMCB	33,500,000	33,500,000	33,500,000	Office	CBD	3.7800%	0.01348%	Actual/360	120	119	0	0	12/31/2019	02/01/2020	01/01/2030	No	01/01/2030	106,991
Loan	16	65 Ainslie	3.5%	1	CREFI	31,600,000	31,600,000	31,600,000	Multifamily	Mid Rise	3.9900%	0.01348%	Actual/360	120	119	0	0	12/31/2019	02/06/2020	01/06/2030	No	01/06/2030	106,529
Loan	17	Crowne Plaza Resort Asheville	2.9%	1	JPMCB	26,200,000	26,200,000	20,886,769	Hospitality	Full Service	4.1000%	0.01348%	Actual/360	120	120	360	360	01/07/2020	03/01/2020	02/01/2030	No	02/01/2030	126,598
Loan	18	Sunset Grove Shopping Center	2.6%	1	CREFI	23,350,000	23,350,000	23,350,000	Retail	Anchored	3.7400%	0.01348%	Actual/360	120	120	0	0	01/07/2020	03/06/2020	02/06/2030	No	02/06/2030	73,785
Loan	19	West Road Plaza	2.3%	1	GACC	21,000,000	21,000,000	21,000,000	Retail	Anchored	3.8700%	0.03348%	Actual/360	120	120	0	0	01/07/2020	03/06/2020	02/06/2030	No	02/06/2030	68,666
Loan	20	2142-2172 Nostrand Avenue	1.7%	1	JPMCB	15,000,000	15,000,000	15,000,000	Retail	Anchored	3.3100%	0.01348%	Actual/360	120	119	0	0	12/13/2019	02/01/2020	01/01/2030	No	01/01/2030	41,950
Loan	21	Creekside	1.6%	1	JPMCB	14,137,000	14,137,000	14,137,000	Office	Suburban	3.5500%	0.05348%	Actual/360	120	118	0	0	11/22/2019	01/01/2020	12/01/2029	No	12/01/2029	42,403
Loan	22	Amazon Distribution Salem	1.6%	1	JPMCB	14,105,000	14,105,000	14,105,000	Industrial	Warehouse/Distribution	3.8500%	0.01348%	Actual/360	120	118	0	0	11/20/2019	01/01/2020	12/01/2029	No	12/01/2029	45,882
Loan	23	300-314 North College Street	1.2%	1	JPMCB	10,630,000	10,630,000	10,630,000	Retail	Unanchored	4.0650%	0.05348%	Actual/360	60	58	0	0	11/22/2019	01/01/2020	12/01/2024	No	12/01/2024	36,509
Loan	24	Giant Anchored Portfolio(2)	1.1%	7	CREFI	10,000,000	10,000,000	9,054,952	Retail	Anchored	3.8700%	0.01348%	Actual/360	120	118	360	360	11/19/2019	01/06/2020	12/06/2029	No	12/06/2029	46,995
Property	24.01	Parkway Plaza	0.2%	1	CREFI	1,907,216	1,907,216		Retail	Anchored
Property	24.02	Aston Center	0.2%	1	CREFI	1,649,485	1,649,485		Retail	Anchored
Property	24.03	Spring Meadow	0.2%	1	CREFI	1,639,175	1,639,175		Retail	Anchored
Property	24.04	Scott Town Center	0.2%	1	CREFI	1,422,680	1,422,680		Retail	Anchored
Property	24.05	Creekside Marketplace	0.2%	1	CREFI	1,391,753	1,391,753		Retail	Anchored
Property	24.06	Stonehenge Square	0.1%	1	CREFI	1,154,639	1,154,639		Retail	Anchored
Property	24.07	AYR Town Center	0.1%	1	CREFI	835,052	835,052		Retail	Anchored
Loan	25	Home Depot - Cleveland Heights	1.1%	1	JPMCB	9,590,000	9,590,000	9,590,000	Other	Leased Fee	3.7100%	0.01348%	Actual/360	120	119	0	0	12/19/2019	02/01/2020	01/01/2030	No	01/01/2030	30,061
Loan	26	Fairfield Inn & Suites Spokane	0.9%	1	JPMCB	8,020,000	7,999,873	6,434,400	Hospitality	Select Service	4.2760%	0.01348%	Actual/360	120	118	360	358	11/21/2019	01/01/2020	12/01/2029	No	12/01/2029	39,576
Loan	27	Northpoint Business Plaza(33)	0.8%	1	CREFI	7,395,000	7,395,000	7,395,000	Office	Suburban	3.6800%	0.01348%	Actual/360	120	119	0	0	12/23/2019	02/06/2020	01/06/2030	No	01/06/2030	22,993
Loan	28	Monster Storage Portfolio	0.8%	2	CREFI	6,800,000	6,800,000	5,926,003	Self Storage	Self Storage	4.3100%	0.01348%	Actual/360	120	119	360	360	12/18/2019	02/06/2020	01/06/2030	No	01/06/2030	33,691
Property	28.01	Monster Storage Westminster	0.4%	1	CREFI	3,750,000	3,750,000		Self Storage	Self Storage
Property	28.02	Monster Storage Seneca	0.3%	1	CREFI	3,050,000	3,050,000		Self Storage	Self Storage
Loan	29	Casa Laguna Hotel & Spa(33)	0.7%	1	GACC	6,500,000	6,500,000	6,500,000	Hospitality	Full Service	3.9240%	0.01348%	Actual/360	120	118	0	0	11/07/2019	01/06/2020	12/06/2029	No	12/06/2029	21,550
Loan	30	SpringHill Suites Florence	0.7%	1	GACC	6,500,000	6,500,000	5,631,321	Hospitality	Limited Service	4.0640%	0.01348%	Actual/360	120	119	360	360	12/10/2019	02/06/2020	01/06/2030	No	01/06/2030	31,272
Loan	31	CVS Argyle	0.5%	1	CREFI	4,825,000	4,825,000	4,825,000	Retail	Single Tenant	4.1800%	0.01348%	Actual/360	120	119	0	0	12/20/2019	02/06/2020	01/06/2030	No	01/06/2030	17,041
Loan	32	MS & MO Storage Portfolio	0.5%	2	CREFI	4,650,000	4,650,000	4,028,307	Self Storage	Self Storage	4.0600%	0.01348%	Actual/360	120	118	360	360	12/06/2019	01/06/2020	12/06/2029	No	12/06/2029	22,361
Property	32.01	Extra Space Long Beach	0.3%	1	CREFI	2,500,000	2,500,000		Self Storage	Self Storage
Property	32.02	Hampel Rd Storage	0.2%	1	CREFI	2,150,000	2,150,000		Self Storage	Self Storage
Loan	33	A&W Storage	0.4%	1	CREFI	3,725,000	3,725,000	3,223,052	Self Storage	Self Storage	4.0100%	0.01348%	Actual/360	120	118	360	360	12/05/2019	01/06/2020	12/06/2029	No	12/06/2029	17,805

A-1-1

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Pari Passu	Pari Passu
			Annual	Companion Loan	Companion Loan	Remaining			Crossed								FIRREA	Cut-Off
			Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Loan	ID	Property Name	Service($)(7)(8)	Service($)	Service($)	Period	Lockbox(10)	Management(11)	Other Loans	Borrower	NOI DSCR(7)(8)(12)	NCF DSCR(7)(8)(12)	Period(14)	Date	Value ($)(15)	As-of Date(15)	(Yes/No)	Ratio(9)(12)(15)	Maturity or ARD(12)(15)
Loan	1	Harrison Retail	2,326,368			119	Hard	Springing	No	No	2.28x	2.20x	0	6	100,000,000	11/20/2019	Yes	65.0%	65.0%
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	1,928,510	4,328,969	51,947,624	118	Hard	Springing	No	No	8.80x	8.42x	0	5	4,260,000,000	10/16/2019	Yes	39.3%	39.3%
Loan	3	Kings Plaza(2)(32)(33)	1,702,725	1,240,151	14,881,817	119	Hard	Springing	No	No	3.14x	3.07x	0	1	900,000,000	10/17/2019	Yes	54.1%	54.1%
Loan	4	3500 Lacey(2)(34)	2,205,208	131,577	1,578,929	118	Hard	Springing	No	No	2.56x	2.38x	0	1	129,000,000	09/03/2019	Yes	66.5%	66.5%
Loan	5	FedEx Redmond	1,771,181			119	Hard	Springing	No	Yes - A	2.20x	2.15x	0	1	81,500,000	11/20/2019	Yes	55.4%	55.4%
Loan	6	560 Mission Street(2)(33)	1,181,231	557,804	6,693,644	118	Hard	Springing	No	No	5.42x	5.23x	0	6	842,000,000	10/31/2019	Yes	35.6%	35.6%
Loan	7	1633 Broadway(2)(31)(33)	1,364,187	2,415,117	28,981,406	118	Hard	Springing	No	No	3.93x	3.84x	0	6	2,400,000,000	10/24/2019	Yes	41.7%	41.7%
Loan	8	Starwood Industrial Portfolio(2)(31)	1,474,144	271,625	3,259,496	118	Hard	Springing	No	No	3.99x	3.67x	0	6	319,450,000	Various	Yes	45.2%	45.2%
Property	8.01	101 45th Street													24,400,000	10/29/2019	Yes
Property	8.02	4820-4850 Indianapolis Road													18,800,000	10/30/2019	Yes
Property	8.03	8401 Bearing Drive													18,300,000	10/30/2019	Yes
Property	8.04	5900 North Meadows Drive													16,200,000	10/30/2019	Yes
Property	8.05	5701 North Meadows Drive													14,900,000	10/30/2019	Yes
Property	8.06	8421 Bearing Drive													12,900,000	10/30/2019	Yes
Property	8.07	6451-6471 Northwind Parkway													12,500,000	10/29/2019	Yes
Property	8.08	4910-4938 Indianapolis Road													12,200,000	10/30/2019	Yes
Property	8.09	6221-6241 Northwind Parkway													12,000,000	10/29/2019	Yes
Property	8.10	775 Commerce Parkway West Drive													11,500,000	10/30/2019	Yes
Property	8.11	1901 Northwind Parkway													11,100,000	10/29/2019	Yes
Property	8.12	333 45th Street													10,600,000	10/29/2019	Yes
Property	8.13	221 South Swift Road													10,200,000	10/30/2019	Yes
Property	8.14	W234N2091 Ridgeview Parkway Court													9,600,000	10/29/2019	Yes
Property	8.15	2240 Creekside Parkway													9,200,000	10/30/2019	Yes
Property	8.16	201 South Swift Road													9,100,000	10/30/2019	Yes
Property	8.17	8441 Bearing Drive													9,000,000	10/30/2019	Yes
Property	8.18	4700 Ironwood Drive													8,800,000	10/29/2019	Yes
Property	8.19	4410 North 132nd Street													8,500,000	10/29/2019	Yes
Property	8.20	999 Gerdt Court													8,300,000	10/30/2019	Yes
Property	8.21	480 45th Street													8,200,000	10/29/2019	Yes
Property	8.22	12857 South Hamlin Court													7,800,000	10/30/2019	Yes
Property	8.23	1695 Glen Ellyn Road													7,300,000	10/30/2019	Yes
Property	8.24	1701-1721 Northwind Parkway													7,200,000	10/30/2019	Yes
Property	8.25	1245 Lakeside Drive													6,300,000	10/30/2019	Yes
Property	8.26	3890 Perry Boulevard													6,200,000	10/30/2019	Yes
Property	8.27	215 45th Street													4,550,000	10/29/2019	Yes
Property	8.28	845 Telser Road													4,500,000	10/30/2019	Yes
Property	8.29	1851 Northwind Parkway													4,500,000	10/30/2019	Yes
Property	8.30	1650 Northwind Parkway													4,000,000	10/29/2019	Yes
Property	8.31	225 45th Street													4,000,000	10/29/2019	Yes
Property	8.32	1600-1640 Northwind Parkway													3,900,000	10/29/2019	Yes
Property	8.33	235 45th Street													2,900,000	10/29/2019	Yes
Loan	9	650 Madison Avenue(2)(31)	1,590,488	1,595,789	19,149,470	118	Hard	Springing	No	No	2.82x	2.74x	0	8	1,210,000,000	10/31/2019	Yes	48.5%	48.5%
Loan	10	181 West Madison(2)(31)	1,700,292	213,855	2,566,254	82	Hard	Springing	No	No	5.16x	4.67x	0	1	375,289,826	10/22/2019	Yes	28.8%	28.8%
Loan	11	Middleton Net Lease Portfolio	1,554,976			118	Springing Hard	Springing	No	No	2.68x	2.62x	0	6	71,150,000	Various	Yes	59.4%	59.4%
Property	11.01	Asheboro - Walmart													19,650,000	10/19/2019	Yes
Property	11.02	West Seneca - Home Depot													19,000,000	10/18/2019	Yes
Property	11.03	Concord - Walmart													18,000,000	10/19/2019	Yes
Property	11.04	Cranberry - Walmart													14,500,000	10/15/2019	Yes
Loan	12	Landing Square	2,153,549			35	Soft	Springing	No	No	1.26x	1.22x	0	6	46,300,000	09/09/2019	Yes	73.9%	68.1%
Loan	13	510 East 14th Street(2)(32)	1,036,194	123,356	1,480,278	118	Soft (Residential) / Hard (Retail)	In Place	No	No	3.69x	3.62x	0	6	287,900,000	09/25/2019	Yes	29.5%	29.5%
Loan	14	490-504 Myrtle Avenue(2)(32)	1,344,086	160,010	1,920,123	118	Hard	Springing	No	No	1.94x	1.92x	0	6	141,300,000	09/04/2019	Yes	60.2%	60.2%
Property	14.01	504 Myrtle Avenue													87,200,000	09/04/2019	Yes
Property	14.02	490 Myrtle Avenue													54,100,000	09/04/2019	Yes
Loan	15	1019 Market(34)	1,283,888			119	Hard	Springing	No	Yes - A	2.52x	2.34x	0	1	71,400,000	11/07/2019	Yes	46.9%	46.9%
Loan	16	65 Ainslie	1,278,352			119	Springing Hard	Springing	No	No	1.75x	1.73x	0	6	49,900,000	11/21/2019	Yes	63.3%	63.3%
Loan	17	Crowne Plaza Resort Asheville	1,519,176			0	Hard	Springing	No	No	2.57x	2.57x	0	1	49,000,000	08/06/2019	Yes	53.5%	42.6%
Loan	18	Sunset Grove Shopping Center	885,419			120	Springing Hard	Springing	No	No	2.61x	2.42x	0	6	37,700,000	11/08/2019	Yes	61.9%	61.9%
Loan	19	West Road Plaza	823,988			120	Hard	Springing	No	No	3.11x	2.79x	0	6	47,000,000	07/09/2019	Yes	44.7%	44.7%
Loan	20	2142-2172 Nostrand Avenue	503,396			119	Springing Hard	Springing	No	No	3.79x	3.68x	0	1	31,900,000	10/29/2019	Yes	47.0%	47.0%
Loan	21	Creekside	508,834			118	Springing Hard	Springing	No	No	3.63x	3.46x	5	1	21,800,000	10/02/2019	Yes	64.8%	64.8%
Loan	22	Amazon Distribution Salem	550,585			118	Hard	Springing	No	No	2.26x	2.24x	3 (once per year)	1	21,700,000	11/06/2019	Yes	65.0%	65.0%
Loan	23	300-314 North College Street	438,111			58	Hard	In Place	No	No	2.25x	2.07x	0	1	15,750,000	10/03/2019	Yes	67.5%	67.5%
Loan	24	Giant Anchored Portfolio(2)	563,941	408,857	4,906,290	58	Springing Hard	Springing	No	No	1.61x	1.52x	0	6	130,500,000	10/01/2019	Yes	74.3%	67.3%
Property	24.01	Parkway Plaza													24,200,000	10/01/2019	Yes
Property	24.02	Aston Center													20,700,000	10/01/2019	Yes
Property	24.03	Spring Meadow													22,400,000	10/01/2019	Yes
Property	24.04	Scott Town Center													18,200,000	10/01/2019	Yes
Property	24.05	Creekside Marketplace													18,000,000	10/01/2019	Yes
Property	24.06	Stonehenge Square													16,000,000	10/01/2019	Yes
Property	24.07	AYR Town Center													11,000,000	10/01/2019	Yes
Loan	25	Home Depot - Cleveland Heights	360,731			119	Hard	Springing	No	No	2.52x	2.52x	0	1	13,700,000	10/15/2019	Yes	70.0%	70.0%
Loan	26	Fairfield Inn & Suites Spokane	474,909			0	Hard	Springing	No	No	2.09x	2.09x	0	1	11,800,000	10/08/2019	Yes	67.8%	54.5%
Loan	27	Northpoint Business Plaza(33)	275,916			119	Springing Hard	Springing	No	No	3.16x	2.90x	0	6	12,400,000	11/13/2019	Yes	59.6%	59.6%
Loan	28	Monster Storage Portfolio	404,294			35	Springing Hard	Springing	No	Yes - B	1.41x	1.37x	0	6	10,100,000	11/26/2019	Yes	67.3%	58.7%
Property	28.01	Monster Storage Westminster													5,775,000	11/26/2019	Yes
Property	28.02	Monster Storage Seneca													4,325,000	11/26/2019	Yes
Loan	29	Casa Laguna Hotel & Spa(33)	258,603			118	Springing Hard	Springing	No	No	3.20x	2.86x	0	6	11,400,000	08/26/2019	Yes	57.0%	57.0%
Loan	30	SpringHill Suites Florence	375,268			35	Hard	Springing	No	No	2.25x	1.94x	0	6	10,100,000	12/15/2019	Yes	64.4%	55.8%
Loan	31	CVS Argyle	204,486			119	Springing Hard	Springing	No	No	1.97x	1.95x	0	6	8,050,000	11/10/2019	Yes	59.9%	59.9%
Loan	32	MS & MO Storage Portfolio	268,332			34	Springing Hard	Springing	No	Yes - B	1.59x	1.56x	0	6	6,450,000	Various	Yes	72.1%	62.5%
Property	32.01	Extra Space Long Beach													3,550,000	11/23/2019	Yes
Property	32.02	Hampel Rd Storage													2,900,000	11/01/2019	Yes
Loan	33	A&W Storage	213,662			34	Springing Hard	Springing	No	Yes - B	1.54x	1.52x	0	6	5,300,000	11/08/2019	Yes	70.3%	60.8%

A-1-2

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Net	Units	Loan per Net
								Year	Year	Rentable Area	of	Rentable Area	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Loan	ID	Property Name	Address	City	County	State	Zip Code	Built	Renovated	(SF/Units/Rooms)(4)	Measure	(SF/Units/Rooms) $(4)(12)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)
Loan	1	Harrison Retail	350 Amsterdam Avenue	New York	New York	NY	10024	2009	NAP	88,254	Sq. Ft.	737	L(25), D(90), O(5)	T-9 9/30/2019 Ann.	7,298,121	2,054,536
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	3600 South Las Vegas Boulevard	Las Vegas	Clark	NV	89109	1997	2019	3,933	Rooms	426,189	YM0.5(26), DorYM0.5(87), O(7)	09/30/2019	1,349,062,464	874,997,149
Loan	3	Kings Plaza(2)(32)(33)	5100 Kings Plaza	Brooklyn	Kings	NY	11234	1969	2018	811,797	Sq. Ft.	600	L(25), YM1(90), O(5)	09/30/2019	76,315,642	28,858,298
Loan	4	3500 Lacey(2)(34)	3500 Lacey Road	Downers Grove	DuPage	IL	60515	1992	2014-2018	583,982	Sq. Ft.	147	L(25), YM1(91), O(4)	08/31/2019	16,670,953	6,832,200
Loan	5	FedEx Redmond	18795 Northeast 73rd Street	Redmond	King	WA	98052	2013	NAP	210,321	Sq. Ft.	215	L(25), YM1(92), O(3)	09/30/2019	4,020,645	126,549
Loan	6	560 Mission Street(2)(33)	560 Mission Street	San Francisco	San Francisco	CA	94105	2002	NAP	668,149	Sq. Ft.	449	L(26), DorYM1(87), O(7)	09/30/2019	50,792,721	12,479,248
Loan	7	1633 Broadway(2)(31)(33)	1633 Broadway	New York	New York	NY	10019	1972	2013	2,561,512	Sq. Ft.	391	L(26), D(87), O(7)	09/30/2019	182,760,348	71,951,033
Loan	8	Starwood Industrial Portfolio(2)(31)	Various	Various	Various	Various	Various	Various	Various	4,070,396	Sq. Ft.	36	L(26), D(90), O(4)
Property	8.01	101 45th Street	101 45th Street	Munster	Lake	IN	46321	1992	NAP	349,988	Sq. Ft.	32
Property	8.02	4820-4850 Indianapolis Road	4820-4850 Indianapolis Road	Whitestown	Boone	IN	46075	2016	NAP	323,000	Sq. Ft.	26
Property	8.03	8401 Bearing Drive	8401 Bearing Drive	Indianapolis	Marion	IN	46268	2015	NAP	266,400	Sq. Ft.	31
Property	8.04	5900 North Meadows Drive	5900 North Meadows Drive	Grove City	Franklin	OH	43123	1997	NAP	269,831	Sq. Ft.	27
Property	8.05	5701 North Meadows Drive	5701 North Meadows Drive	Grove City	Franklin	OH	43123	1997	NAP	268,905	Sq. Ft.	25
Property	8.06	8421 Bearing Drive	8421 Bearing Drive	Indianapolis	Marion	IN	46268	2015	NAP	124,200	Sq. Ft.	47
Property	8.07	6451-6471 Northwind Parkway	6451-6471 Northwind Parkway	Hobart	Lake	IN	46342	2016	NAP	159,813	Sq. Ft.	35
Property	8.08	4910-4938 Indianapolis Road	4910-4938 Indianapolis Road	Whitestown	Boone	IN	46075	2016	NAP	156,000	Sq. Ft.	35
Property	8.09	6221-6241 Northwind Parkway	6221-6241 Northwind Parkway	Hobart	Lake	IN	46342	2009	NAP	150,000	Sq. Ft.	36
Property	8.10	775 Commerce Parkway West Drive	775 Commerce Parkway West Drive	Greenwood	Johnson	IN	46143	2014	2019	155,000	Sq. Ft.	34
Property	8.11	1901 Northwind Parkway	1901 Northwind Parkway	Hobart	Lake	IN	46342	2006	NAP	101,437	Sq. Ft.	49
Property	8.12	333 45th Street	333 45th Street	Munster	Lake	IN	46321	1999	2015	140,000	Sq. Ft.	34
Property	8.13	221 South Swift Road	221 South Swift Road	Addison	DuPage	IL	60101	1995	NAP	110,000	Sq. Ft.	42
Property	8.14	W234N2091 Ridgeview Parkway Court	W234N2091 Ridgeview Parkway Court	Pewaukee	Waukesha	WI	53188	2001	NAP	105,444	Sq. Ft.	41
Property	8.15	2240 Creekside Parkway	2240 Creekside Parkway	Lockbourne	Franklin	OH	43137	2012	NAP	125,000	Sq. Ft.	33
Property	8.16	201 South Swift Road	201 South Swift Road	Addison	DuPage	IL	60101	1995	NAP	85,000	Sq. Ft.	48
Property	8.17	8441 Bearing Drive	8441 Bearing Drive	Indianapolis	Marion	IN	46268	2015	NAP	124,200	Sq. Ft.	33
Property	8.18	4700 Ironwood Drive	4700 Ironwood Drive	Franklin	Milwaukee	WI	53132	2000	NAP	123,200	Sq. Ft.	32
Property	8.19	4410 North 132nd Street	4410 North 132nd Street	Butler	Waukesha	WI	53007	1998	NAP	100,000	Sq. Ft.	38
Property	8.20	999 Gerdt Court	999 Gerdt Court	Greenwood	Johnson	IN	46143	2001	NAP	132,315	Sq. Ft.	28
Property	8.21	480 45th Street	480 45th Street	Munster	Lake	IN	46321	2002	2011	107,095	Sq. Ft.	35
Property	8.22	12857 South Hamlin Court	12857 South Hamlin Court	Alsip	Cook	IL	60803	2014	NAP	45,000	Sq. Ft.	78
Property	8.23	1695 Glen Ellyn Road	1695 Glen Ellyn Road	Glendale Heights	DuPage	IL	60139	2011	NAP	40,080	Sq. Ft.	82
Property	8.24	1701-1721 Northwind Parkway	1701-1721 Northwind Parkway	Hobart	Lake	IN	46342	2005	NAP	94,786	Sq. Ft.	34
Property	8.25	1245 Lakeside Drive	1245 Lakeside Drive	Romeoville	Will	IL	60446	1998	NAP	59,976	Sq. Ft.	48
Property	8.26	3890 Perry Boulevard	3890 Perry Boulevard	Whitestown	Boone	IN	46075	2008	2013	70,000	Sq. Ft.	40
Property	8.27	215 45th Street	215 45th Street	Munster	Lake	IN	46321	2000	NAP	65,000	Sq. Ft.	32
Property	8.28	845 Telser Road	845 Telser Road	Lake Zurich	Lake	IL	60047	2016	NAP	20,000	Sq. Ft.	102
Property	8.29	1851 Northwind Parkway	1851 Northwind Parkway	Hobart	Lake	IN	46342	2014	NAP	18,120	Sq. Ft.	112
Property	8.30	1650 Northwind Parkway	1650 Northwind Parkway	Hobart	Lake	IN	46342	2006	NAP	50,400	Sq. Ft.	36
Property	8.31	225 45th Street	225 45th Street	Munster	Lake	IN	46321	2000	NAP	45,000	Sq. Ft.	40
Property	8.32	1600-1640 Northwind Parkway	1600-1640 Northwind Parkway	Hobart	Lake	IN	46342	2006	NAP	50,206	Sq. Ft.	35
Property	8.33	235 45th Street	235 45th Street	Munster	Lake	IN	46321	2000	NAP	35,000	Sq. Ft.	37
Loan	9	650 Madison Avenue(2)(31)	650 Madison Avenue	New York	New York	NY	10022	1957, 1987	2015	600,415	Sq. Ft.	977	L(26), D(87), O(7)	09/30/2019	78,288,218	27,326,681
Loan	10	181 West Madison(2)(31)	181 West Madison Street	Chicago	Cook	IL	60602	1990	2016	946,099	Sq. Ft.	114	L(26), D(53), O(5)	09/30/2019	39,800,913	17,954,617
Loan	11	Middleton Net Lease Portfolio	Various	Various	Various	Various	Various	Various	Various	716,871	Sq. Ft.	59	L(26), D(90), O(4)
Property	11.01	Asheboro - Walmart	1226 East Dixie Drive	Asheboro	Randolph	NC	27203	1999	NAP	221,896	Sq. Ft.	53
Property	11.02	West Seneca - Home Depot	1881 Ridge Road	West Seneca	Erie	NY	14224	1996	2016	103,344	Sq. Ft.	109
Property	11.03	Concord - Walmart	150 Concord Commons Place Southwest	Concord	Cabarrus	NC	28027	1999	NAP	203,750	Sq. Ft.	53
Property	11.04	Cranberry - Walmart	10 Kimberly Lane	Cranberry	Venango	PA	16319	1999	NAP	187,881	Sq. Ft.	46
Loan	12	Landing Square	3378 Greenbriar Parkway Southwest	Atlanta	Fulton	GA	30331	2008	NAP	322	Units	112,422	L(25), D(91), O(4)	10/31/2019	4,557,054	1,869,180
Loan	13	510 East 14th Street(2)(32)	510 East 14th Street	New York	New York	NY	10009	2018	NAP	160	Units	531,250	YM1(25), DorYM1(90), O(4)	09/30/2019	10,500,123	5,817,289
Loan	14	490-504 Myrtle Avenue(2)(32)	Various	Brooklyn	Kings	NY	11205	Various	NAP	236	Units	360,169	L(26), D(89), O(5)	09/30/2019	7,187,225	1,760,424
Property	14.01	504 Myrtle Avenue	504 Myrtle Avenue	Brooklyn	Kings	NY	11205	2017	NAP	143	Units	366,824		09/30/2019	4,242,586	928,283
Property	14.02	490 Myrtle Avenue	490 Myrtle Avenue	Brooklyn	Kings	NY	11205	2015	NAP	93	Units	349,938		09/30/2019	2,944,640	832,142
Loan	15	1019 Market(34)	1019 Market Street	San Francisco	San Francisco	CA	94103	1909	2014	75,523	Sq. Ft.	444	L(25), YM1(92), O(3)	T-10 10/31/2019 Ann.	4,777,599	1,487,638
Loan	16	65 Ainslie	65 Ainslie Street	Brooklyn	Kings	NY	11211	2008	2013	46	Units	686,957	L(25), D(92), O(3)	11/30/2019	2,587,350	331,726
Loan	17	Crowne Plaza Resort Asheville	1 Resort Drive	Asheville	Buncombe	NC	28806	1973-2010	2017	274	Rooms	95,620	L(24), D(92), O(4)	10/31/2019	12,394,387	8,550,843
Loan	18	Sunset Grove Shopping Center	4190 Illinois Route 83	Long Grove	Lake	IL	60047	2011	NAP	109,938	Sq. Ft.	212	L(24), YM1(93), O(3)	10/31/2019	2,929,587	581,192
Loan	19	West Road Plaza	10241-10275 North Freeway	Houston	Harris	TX	77037	1992	2006-2016	444,756	Sq. Ft.	47	L(24), D(91), O(5)	04/30/2019	4,108,519	1,442,875
Loan	20	2142-2172 Nostrand Avenue	2142-2146 Nostrand Avenue; 2156-2158 Nostrand Avenue; 2166-2172 Nostrand Avenue	Brooklyn	Kings	NY	11210	1960, 1963, 2013	2013, 2014	44,445	Sq. Ft.	337	L(25), D(91), O(4)	T-10 10/31/2019 Ann.	2,486,810	490,652
Loan	21	Creekside	650, 660, 670 & 680 Hawthorne Avenue Southeast	Salem	Marion	OR	97301	2000-2008	NAP	99,353	Sq. Ft.	142	L(25), YM1(1), DorYM1(89), YM1(1), O(4)	T-8 8/31/2019 Ann.	2,563,398	671,699
Loan	22	Amazon Distribution Salem	5475 Gaffin Road Southeast	Salem	Marion	OR	97317	2009	2019	129,850	Sq. Ft.	109	L(26), D(88), O(6)
Loan	23	300-314 North College Street	300-314 North College Street	Charlotte	Mecklenburg	NC	28202	1936, 1946	2016	36,611	Sq. Ft.	290	L(26), D(31), O(3)	08/31/2019	975,353	193,723
Loan	24	Giant Anchored Portfolio(2)	Various	Various	Various	PA	Various	Various	Various	548,482	Sq. Ft.	177	L(26), D(90), O(4)	09/30/2019	11,571,500	2,476,558
Property	24.01	Parkway Plaza	235-360 Cumberland Parkway	Mechanicsburg	Cumberland	PA	17055	1998	NAP	111,028	Sq. Ft.	167		09/30/2019	2,238,484	543,342
Property	24.02	Aston Center	3330 Concord Road	Aston	Delaware	PA	19014	2005	NAP	55,000	Sq. Ft.	291		09/30/2019	1,454,348	61,674
Property	24.03	Spring Meadow	2100-2104 Van Reed Road and 3104-3114 State Hill Road	Reading	Berks	PA	19609	2004	NAP	77,050	Sq. Ft.	206		09/30/2019	2,037,123	580,679
Property	24.04	Scott Town Center	1000 Scott Town Center	Bloomsburg	Columbia	PA	17815	2004	NAP	67,923	Sq. Ft.	203		09/30/2019	1,564,096	278,007
Property	24.05	Creekside Marketplace	1880 Leithsville Road	Hellertown	Northampton	PA	18055	2001	NAP	90,804	Sq. Ft.	149		09/30/2019	1,679,633	443,001
Property	24.06	Stonehenge Square	950 Walnut Bottom Road	Carlisle	Cumberland	PA	17015	1990	2005, 2016	88,677	Sq. Ft.	126		09/30/2019	1,513,645	345,332
Property	24.07	AYR Town Center	360-364 South Second Street	McConnellsburg	Fulton	PA	17233	2005	NAP	58,000	Sq. Ft.	140		09/30/2019	1,084,171	224,522
Loan	25	Home Depot - Cleveland Heights	3460 Mayfield Road	Cleveland Heights	Cuyahoga	OH	44118	NAP	NAP	131,802	Sq. Ft.	73	L(25), D(92), O(3)	12/31/2019	907,250	42,250
Loan	26	Fairfield Inn & Suites Spokane	311 North Riverpoint Boulevard	Spokane	Spokane	WA	99202	1994	2011	84	Rooms	95,237	L(26), D(91), O(3)	09/30/2019	2,907,019	1,917,869
Loan	27	Northpoint Business Plaza(33)	901 Northpoint Parkway	West Palm Beach	Palm Beach	FL	33407	1988	2014	79,516	Sq. Ft.	93	L(25), D(91), O(4)	T-10 10/31/2019 Ann.	1,262,275	483,038
Loan	28	Monster Storage Portfolio	Various	Various	Oconee	SC	Various	Various	Various	127,125	Sq. Ft.	53	L(25), D(91), O(4)	11/30/2019	969,252	392,411
Property	28.01	Monster Storage Westminster	2254 Sandifer Boulevard	Westminster	Oconee	SC	29693	1998	2016	64,525	Sq. Ft.	58		11/30/2019	527,040	203,408
Property	28.02	Monster Storage Seneca	365 Keowee School Road	Seneca	Oconee	SC	29672	1990	2004	62,600	Sq. Ft.	49		11/30/2019	442,212	189,004
Loan	29	Casa Laguna Hotel & Spa(33)	2510 South Coast Highway	Laguna Beach	Orange	CA	92651	1980	2015-2016	23	Rooms	282,609	L(36), YM1(79), O(5)	09/30/2019	2,192,505	1,380,072
Loan	30	SpringHill Suites Florence	2670 Hospitality Boulevard	Florence	Florence	SC	29501	2003	2019	95	Rooms	68,421	L(25), D(90), O(5)	08/31/2019	2,902,257	2,089,024
Loan	31	CVS Argyle	111 FM 407 East	Argyle	Denton	TX	76226	2017	NAP	14,600	Sq. Ft.	330	L(25), D(91), O(4)	11/30/2019	418,216
Loan	32	MS & MO Storage Portfolio	Various	Various	Various	Various	Various	Various	NAP	95,680	Sq. Ft.	49	L(26), D(90), O(4)	Various	769,561	342,674
Property	32.01	Extra Space Long Beach	19135 Pineville Road	Long Beach	Harrison	MS	39560	2004	NAP	50,425	Sq. Ft.	50		10/31/2019	379,829	174,484
Property	32.02	Hampel Rd Storage	29 Hampel Road	Moscow Mills	Lincoln	MO	63362	2005	NAP	45,255	Sq. Ft.	48		09/30/2019	389,732	168,189
Loan	33	A&W Storage	5333 South Meridian Road	Jackson	Jackson	MI	49201	1975	2005	49,178	Sq. Ft.	76	L(26), D(90), O(4)	10/31/2019	489,621	153,606

A-1-3

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Second Most	Second	Second	Second	Third Most	Third	Third	Third
			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Loan	ID	Property Name	NOI($)(13)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(9)(12)	Debt Yield(9)(12)	Revenue($)	EGI($)	Expenses($)	NOI ($)(13)	Reserves($)	TI/LC($)	NCF ($)	Interest	Expiration(19)
Loan	1	Harrison Retail	5,243,585	12/31/2018	6,940,278	1,890,233	5,050,045	12/31/2017	6,950,619	1,713,244	5,237,375	8.2%	7.9%	8,370,290	7,951,775	2,644,747	5,307,028	17,651	176,508	5,112,869	Fee Simple
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	474,065,315	12/31/2018	1,367,835,267	877,969,225	489,866,042	12/31/2017	1,365,570,769	859,834,535	505,736,234	28.3%	27.1%	1,349,062,464	1,349,062,464	874,997,149	474,065,315	20,235,937		453,829,378	Fee Simple/Leasehold	04/27/2033
Loan	3	Kings Plaza(2)(32)(33)	47,457,344	12/31/2018	69,684,148	27,595,961	42,088,187	12/31/2017	64,923,243	25,486,495	39,436,748	10.7%	10.5%	74,124,373	81,045,187	29,004,262	52,040,925	139,559	995,395	50,905,970	Fee Simple/Leasehold	05/28/2028
Loan	4	3500 Lacey(2)(34)	9,838,753	12/31/2018	16,731,767	6,798,949	9,932,818	12/31/2017	16,116,813	6,392,605	9,724,208	11.3%	10.5%	17,512,646	16,337,836	6,645,797	9,692,039	87,597	583,982	9,020,460	Fee Simple
Loan	5	FedEx Redmond	3,894,096	12/31/2018	3,888,352	105,775	3,782,577	12/31/2017	3,813,598	104,659	3,708,939	8.6%	8.4%	4,625,879	4,510,232	618,205	3,892,027	21,032	63,096	3,807,899	Fee Simple
Loan	6	560 Mission Street(2)(33)	38,313,473	12/31/2018	49,571,805	11,702,280	37,869,525	12/31/2017	42,356,897	11,585,462	30,771,436	14.2%	13.7%	56,923,327	54,738,187	12,064,089	42,674,098	133,630	1,336,298	41,204,170	Fee Simple
Loan	7	1633 Broadway(2)(31)(33)	110,809,315	12/31/2018	179,219,236	70,120,786	109,098,450	12/31/2017	159,464,803	65,274,796	94,190,007	11.9%	11.7%	198,756,496	190,585,947	71,435,784	119,150,163	461,072	2,011,364	116,677,727	Fee Simple
Loan	8	Starwood Industrial Portfolio(2)(31)		12/31/2018	22,326,752	5,213,552	17,113,200	12/31/2017	21,058,823	4,735,117	16,323,706	13.1%	12.0%	27,724,593	26,338,363	7,461,253	18,877,110	610,559	883,240	17,383,310	Fee Simple
Property	8.01	101 45th Street		12/31/2018	946,261	557,687	388,574	12/31/2017	1,650,705	472,856	1,177,849			2,297,667	2,182,784	554,260	1,628,525	52,498	60,666	1,515,360	Fee Simple
Property	8.02	4820-4850 Indianapolis Road		12/31/2018	1,183,932	160,064	1,023,868	12/31/2017	627,749	135,220	492,529			1,356,852	1,289,010	255,245	1,033,764	48,450	52,583	932,732	Fee Simple
Property	8.03	8401 Bearing Drive		12/31/2018	1,520,727	247,258	1,273,469	12/31/2017	1,286,864	139,410	1,147,454			1,442,824	1,370,682	285,114	1,085,568	39,960	47,356	998,252	Fee Simple
Property	8.04	5900 North Meadows Drive		12/31/2018	1,269,866	554,658	715,207	12/31/2017	892,360	508,885	383,475			1,551,679	1,474,095	617,838	856,257	40,475	54,182	761,601	Fee Simple
Property	8.05	5701 North Meadows Drive		12/31/2018	1,348,864	493,248	855,616	12/31/2017	1,293,772	464,854	828,918			1,456,582	1,383,753	584,653	799,101	40,336	51,825	706,940	Fee Simple
Property	8.06	8421 Bearing Drive		12/31/2018	738,237	126,425	611,812	12/31/2017	757,259	86,472	670,787			933,722	887,036	186,509	700,527	18,630	28,048	653,850	Fee Simple
Property	8.07	6451-6471 Northwind Parkway		12/31/2018	902,730	144,034	758,696	12/31/2017	717,424	128,860	588,565			1,009,614	959,134	199,654	759,480	23,972	34,071	701,437	Fee Simple
Property	8.08	4910-4938 Indianapolis Road		12/31/2018	761,921	97,686	664,235	12/31/2017	444,731	135,298	309,433			852,524	809,898	143,521	666,377	23,400	30,225	612,752	Fee Simple
Property	8.09	6221-6241 Northwind Parkway		12/31/2018	932,905	277,082	655,822	12/31/2017	899,965	237,017	662,948			1,080,233	1,026,222	382,298	643,924	22,500	35,158	586,266	Fee Simple
Property	8.10	775 Commerce Parkway West Drive		12/31/2018	520,062	70,481	449,581	12/31/2017	503,357	68,700	434,657			841,628	799,547	101,972	697,575	23,250	29,634	644,690	Fee Simple
Property	8.11	1901 Northwind Parkway		12/31/2018	1,080,973	217,303	863,670	12/31/2017	1,011,074	209,378	801,696			1,147,102	1,089,747	321,906	767,840	15,216	33,362	719,263	Fee Simple
Property	8.12	333 45th Street		12/31/2018	651,000	27,309	623,691	12/31/2017	651,000	22,627	628,373			968,149	919,741	271,897	647,844	21,000	31,668	595,176	Fee Simple
Property	8.13	221 South Swift Road		12/31/2018	565,675	19,506	546,169	12/31/2017	476,300	15,074	461,226			829,766	788,278	259,290	528,987	16,500	26,681	485,806	Fee Simple
Property	8.14	W234N2091 Ridgeview Parkway Court		12/31/2018	770,953	111,683	659,270	12/31/2017	839,587	118,769	720,818			737,668	700,785	114,411	586,374	15,817	23,947	546,610	Fee Simple
Property	8.15	2240 Creekside Parkway		12/31/2018	688,887	80,991	607,896	12/31/2017	646,718	52,362	594,357			958,138	910,231	348,263	561,968	18,750	30,887	512,332	Fee Simple
Property	8.16	201 South Swift Road		12/31/2018	641,561	181,762	459,799	12/31/2017	488,184	194,393	293,791			788,310	748,895	294,227	454,668	12,750	24,146	417,772	Fee Simple
Property	8.17	8441 Bearing Drive		12/31/2018	581,294	111,666	469,628	12/31/2017	376,927	88,330	288,597			658,036	625,134	161,410	463,724	18,630	23,564	421,531	Fee Simple
Property	8.18	4700 Ironwood Drive		12/31/2018	722,520	166,173	556,348	12/31/2017	743,927	186,720	557,207			759,082	721,128	184,917	536,211	18,480	25,512	492,219	Fee Simple
Property	8.19	4410 North 132nd Street		12/31/2018	626,181	230,490	395,692	12/31/2017	724,771	213,364	511,406			829,101	787,646	279,074	508,572	15,000	25,784	467,788	Fee Simple
Property	8.20	999 Gerdt Court		12/31/2018	666,142	171,473	494,669	12/31/2017	679,399	183,851	495,548			715,659	679,876	232,655	447,221	19,847	25,456	401,917	Fee Simple
Property	8.21	480 45th Street		12/31/2018	353,643	96,641	257,002	12/31/2017	569,471	20,893	548,578			806,141	765,833	161,078	604,755	16,064	21,991	566,700	Fee Simple
Property	8.22	12857 South Hamlin Court		12/31/2018	618,715	194,648	424,067	12/31/2017	585,217	164,051	421,166			699,685	664,701	193,301	471,400	6,750	18,974	445,676	Fee Simple
Property	8.23	1695 Glen Ellyn Road		12/31/2018	600,532	138,413	462,119	12/31/2017	595,571	139,684	455,887			645,135	612,878	144,685	468,193	6,012	16,909	445,272	Fee Simple
Property	8.24	1701-1721 Northwind Parkway		12/31/2018	662,171	194,092	468,079	12/31/2017	644,871	185,735	459,135			721,215	685,154	244,477	440,678	14,218	21,844	404,616	Fee Simple
Property	8.25	1245 Lakeside Drive		12/31/2018	407,773	161,805	245,968	12/31/2017	417,576	143,974	273,602			526,549	500,222	191,069	309,153	8,996	16,326	283,831	Fee Simple
Property	8.26	3890 Perry Boulevard		12/31/2018	396,331	66,688	329,644	12/31/2017	386,242	58,482	327,760			434,655	412,923	91,318	321,605	10,500	14,377	296,728	Fee Simple
Property	8.27	215 45th Street		12/31/2018	303,333	11,967	291,366	12/31/2017	296,833	9,916	286,917			422,827	401,686	112,543	289,143	9,750	14,058	265,335	Fee Simple
Property	8.28	845 Telser Road		12/31/2018	342,147	48,087	294,060	12/31/2017	313,289	41,272	272,018			389,419	369,948	56,349	313,598	3,000	9,463	301,135	Fee Simple
Property	8.29	1851 Northwind Parkway		12/31/2018	333,543	38,768	294,775	12/31/2017	340,668	54,854	285,814			368,450	350,028	44,891	305,137	2,718	9,951	292,468	Fee Simple
Property	8.30	1650 Northwind Parkway		12/31/2018	264,019	12,264	251,755	12/31/2017	255,915	10,671	245,245			355,968	338,170	96,420	241,750	7,560	11,645	222,544	Fee Simple
Property	8.31	225 45th Street		12/31/2018	242,625	9,622	233,003	12/31/2017	238,125	12,729	225,396			348,669	331,235	106,702	224,533	6,750	10,446	207,338	Fee Simple
Property	8.32	1600-1640 Northwind Parkway		12/31/2018	432,396	130,109	302,287	12/31/2017	449,668	143,743	305,924			528,354	501,937	168,716	333,220	7,531	14,088	311,602	Fee Simple
Property	8.33	235 45th Street		12/31/2018	248,831	63,469	185,362	12/31/2017	253,304	86,673	166,631			263,187	250,027	70,590	179,438	5,250	8,414	165,774	Fee Simple
Loan	9	650 Madison Avenue(2)(31)	50,961,537	12/31/2018	75,039,495	26,481,999	48,557,496	12/31/2017	72,488,704	25,947,358	46,541,346	10.0%	9.7%	90,655,399	87,327,989	28,901,495	58,426,495	150,104	1,500,000	56,776,391	Fee Simple
Loan	10	181 West Madison(2)(31)	21,846,296	12/31/2018	38,476,327	17,173,921	21,302,406	12/31/2017	38,996,305	15,793,194	23,203,111	20.4%	18.5%	41,878,988	41,394,765	19,384,258	22,010,506	189,220	1,892,198	19,929,089	Fee Simple
Loan	11	Middleton Net Lease Portfolio										9.9%	9.6%	6,002,081	5,861,855	1,690,180	4,171,675	71,687	28,654	4,071,334	Fee Simple
Property	11.01	Asheboro - Walmart												1,652,256	1,610,949	472,256	1,138,694	22,190		1,116,504	Fee Simple
Property	11.02	West Seneca - Home Depot												1,646,132	1,611,151	462,843	1,148,309	10,334		1,137,974	Fee Simple
Property	11.03	Concord - Walmart												1,461,292	1,428,413	382,680	1,045,733	20,375		1,025,358	Fee Simple
Property	11.04	Cranberry - Walmart												1,242,402	1,211,341	372,402	838,940	18,788	28,654	791,498	Fee Simple
Loan	12	Landing Square	2,687,874	12/31/2018	4,081,822	1,962,008	2,119,814	12/31/2017	3,629,725	1,972,426	1,657,299	7.9%	7.7%	4,572,390	4,717,081	2,012,254	2,704,827	72,772		2,632,055	Fee Simple
Loan	13	510 East 14th Street(2)(32)	4,682,834									10.9%	10.7%	16,832,024	15,095,702	5,804,651	9,291,050	48,457	130,445	9,112,149	Leasehold	11/27/2111
Loan	14	490-504 Myrtle Avenue(2)(32)	5,426,801									7.4%	7.4%	8,026,071	7,836,820	1,516,729	6,320,091	59,000		6,261,091	Fee Simple
Property	14.01	504 Myrtle Avenue	3,314,303											4,713,600	4,629,828	806,927	3,822,901	35,750		3,787,151	Fee Simple
Property	14.02	490 Myrtle Avenue	2,112,498	12/31/2018	2,771,979	814,156	1,957,823	12/31/2017	2,902,323	773,172	2,129,151			3,312,472	3,206,992	709,801	2,497,191	23,250		2,473,941	Fee Simple
Loan	15	1019 Market(34)	3,289,961	12/31/2018	5,071,643	1,438,120	3,633,523	12/31/2017	4,394,626	1,494,678	2,899,948	9.7%	9.0%	5,052,309	4,799,693	1,565,502	3,234,192	15,105	217,143	3,001,944	Fee Simple
Loan	16	65 Ainslie	2,255,624	12/31/2018	2,511,566	341,128	2,170,438	12/31/2017	2,593,566	315,131	2,278,435	7.1%	7.0%	2,502,064	2,572,788	339,813	2,232,975	23,915	3,263	2,205,798	Fee Simple
Loan	17	Crowne Plaza Resort Asheville	3,843,544	12/31/2018	11,419,160	7,943,890	3,475,270	12/31/2017	11,499,431	8,006,464	3,492,967	14.9%	14.9%	12,394,387	12,394,387	8,493,762	3,900,625			3,900,625	Fee Simple
Loan	18	Sunset Grove Shopping Center	2,348,395	12/31/2018	2,876,123	475,921	2,400,202	12/31/2017	2,488,042	503,614	1,984,428	9.9%	9.2%	3,343,923	3,176,727	870,206	2,306,522	21,988	137,452	2,147,082	Fee Simple
Loan	19	West Road Plaza	2,665,643	12/31/2018	4,107,928	1,436,051	2,671,877	12/31/2017	3,943,289	1,369,341	2,573,949	12.2%	11.0%	4,663,881	4,090,069	1,526,997	2,563,072	40,028	222,378	2,300,666	Fee Simple
Loan	20	2142-2172 Nostrand Avenue	1,996,159	12/31/2018	2,371,492	369,407	2,002,085	12/31/2017	2,239,933	352,430	1,887,502	12.7%	12.4%	2,456,497	2,357,257	451,716	1,905,541	6,667	44,445	1,854,429	Fee Simple
Loan	21	Creekside	1,891,700	12/31/2018	2,497,538	657,017	1,840,521	12/31/2017	2,526,847	589,491	1,937,356	13.0%	12.5%	2,730,622	2,589,751	744,916	1,844,836	-15,129	99,353	1,760,612	Fee Simple
Loan	22	Amazon Distribution Salem										8.8%	8.7%	1,352,672	1,285,038	40,907	1,244,131	12,985		1,231,146	Fee Simple
Loan	23	300-314 North College Street	781,630	12/31/2018	915,307	163,908	751,399	12/31/2017	870,641	153,018	717,623	9.3%	8.5%	1,224,936	1,163,689	177,722	985,967	5,492	75,002	905,474	Fee Simple
Loan	24	Giant Anchored Portfolio(2)	9,094,942	12/31/2018	11,416,287	2,381,600	9,034,687	12/31/2017	11,358,994	2,380,082	8,978,911	9.1%	8.6%	12,252,616	11,645,551	2,827,787	8,817,765	153,800	351,839	8,312,126	Fee Simple
Property	24.01	Parkway Plaza	1,695,141	12/31/2018	2,158,853	496,485	1,662,368	12/31/2017	2,093,667	491,194	1,602,472			2,266,269	2,149,542	558,858	1,590,684	36,639	60,614	1,493,430	Fee Simple
Property	24.02	Aston Center	1,392,674	12/31/2018	1,453,772	62,879	1,390,893	12/31/2017	1,453,499	61,595	1,391,904			1,713,999	1,645,439	283,468	1,361,972		47,119	1,314,853	Fee Simple
Property	24.03	Spring Meadow	1,456,443	12/31/2018	1,988,772	567,830	1,420,942	12/31/2017	2,222,465	576,251	1,646,214			2,153,979	2,053,747	620,391	1,433,356	24,656	51,918	1,356,782	Fee Simple
Property	24.04	Scott Town Center	1,286,089	12/31/2018	1,584,679	274,937	1,309,742	12/31/2017	1,526,868	312,346	1,214,522			1,627,246	1,541,889	293,995	1,247,895	26,490	49,804	1,171,601	Fee Simple
Property	24.05	Creekside Marketplace	1,236,632	12/31/2018	1,626,691	431,457	1,195,234	12/31/2017	1,546,022	422,642	1,123,380			1,728,375	1,626,252	453,098	1,173,154	35,414	54,502	1,083,238	Fee Simple
Property	24.06	Stonehenge Square	1,168,313	12/31/2018	1,546,193	327,849	1,218,344	12/31/2017	1,442,620	307,503	1,135,116			1,607,445	1,525,918	365,163	1,160,755	7,981	53,529	1,099,245	Fee Simple
Property	24.07	AYR Town Center	859,649	12/31/2018	1,057,327	220,163	837,164	12/31/2017	1,073,853	208,550	865,303			1,155,303	1,102,763	252,813	849,950	22,620	34,354	792,976	Fee Simple
Loan	25	Home Depot - Cleveland Heights	865,000									9.5%	9.5%	1,005,146	954,889	45,360	909,529			909,529	Fee Simple
Loan	26	Fairfield Inn & Suites Spokane	989,150	12/31/2018	2,749,419	1,824,781	924,639	12/31/2017	2,661,540	1,758,191	903,349	12.4%	12.4%	2,907,019	2,907,019	1,913,846	993,172			993,172	Fee Simple
Loan	27	Northpoint Business Plaza(33)	779,237	12/31/2018	1,070,206	441,930	628,276	12/31/2017	1,165,568	423,665	741,904	11.8%	10.8%	1,509,637	1,434,155	561,097	873,058	15,903	57,873	799,282	Fee Simple
Loan	28	Monster Storage Portfolio	576,840	12/31/2018	919,359	450,134	469,225	T-10 12/31/2017 Ann.	995,211	365,367	629,844	8.4%	8.2%	1,260,612	969,252	400,984	568,268	12,713		555,555	Fee Simple
Property	28.01	Monster Storage Westminster	323,632	12/31/2018	490,344	215,485	274,859	T-10 12/31/2017 Ann.	489,281	158,236	331,045			722,244	527,040	212,133	314,907	6,453		308,455	Fee Simple
Property	28.02	Monster Storage Seneca	253,208	12/31/2018	429,015	234,649	194,365	T-10 12/31/2017 Ann.	505,929	207,131	298,799			538,368	442,212	188,851	253,361	6,260		247,101	Fee Simple
Loan	29	Casa Laguna Hotel & Spa(33)	812,433	12/31/2018	2,252,629	1,320,719	931,911	12/31/2017	1,930,646	1,181,349	749,296	12.7%	11.4%	1,810,468	2,192,505	1,365,495	827,010	87,700		739,310	Fee Simple
Loan	30	SpringHill Suites Florence	813,233	12/31/2018	2,862,915	2,078,119	784,796	12/31/2017	2,865,390	2,093,216	772,174	13.0%	11.2%	2,866,047	2,902,257	2,058,179	844,079	116,090		727,988	Fee Simple
Loan	31	CVS Argyle	418,216	12/31/2018	418,216		418,216	12/31/2017	418,216		418,216	8.3%	8.3%	548,944	543,455	141,597	401,857	2,190		399,667	Fee Simple
Loan	32	MS & MO Storage Portfolio	426,887	12/31/2018	677,188	330,015	347,173	12/31/2017	620,692	328,660	292,032	9.2%	9.0%	835,884	769,561	342,696	426,865	9,568		417,297	Fee Simple
Property	32.01	Extra Space Long Beach	205,345	12/31/2018	327,171	164,444	162,727	12/31/2017	248,355	161,185	87,170			423,012	379,829	176,354	203,475	5,043		198,433	Fee Simple
Property	32.02	Hampel Rd Storage	221,543	12/31/2018	350,017	165,571	184,446	12/31/2017	372,337	167,475	204,862			412,872	389,732	166,342	223,390	4,526		218,864	Fee Simple
Loan	33	A&W Storage	336,015	12/31/2018	452,217	142,852	309,365					8.8%	8.7%	633,996	489,621	160,861	328,760	4,918		323,842	Fee Simple

A-1-4

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Ground Lease			Lease			Lease			Lease			Lease
Loan	ID	Property Name	Extension Terms(19)	Largest Tenant(21)(22)(23)	SF	Expiration	2nd Largest Tenant(22)(23)	SF	Expiration	3rd Largest Tenant(22)	SF	Expiration	4th Largest Tenant(22)(23)	SF	Expiration	5th Largest Tenant(22)(23)	SF
Loan	1	Harrison Retail		Equinox	34,376	02/29/2024	Champion Parking	20,324	04/30/2030	Pure Yoga	19,768	06/30/2030	Modell’s	7,316	11/30/2020	SoulCycle	3,362
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	Two, 20-year options	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Kings Plaza(2)(32)(33)	Three, 10-year options followed by one, nine-year option	Lowe’s Home Centers	114,000	05/31/2028	Primark	102,805	07/31/2038	JCPenney	94,895	07/31/2038	Burlington	55,078	07/31/2028	Best Buy	53,371
Loan	4	3500 Lacey(2)(34)		HAVI Global Solutions	158,612	04/30/2025	Glanbia	95,489	02/28/2030	Invesco	89,222	04/30/2025	Coopers Hawk	45,091	04/30/2030	CompTIA	44,829
Loan	5	FedEx Redmond		FedEx Ground Package System Inc.	210,321	07/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	560 Mission Street(2)(33)		JP Morgan	246,384	09/30/2025	EY	122,760	12/31/2028	TIAA-CREF	64,696	09/30/2027	ARUP	49,832	09/30/2026	Seyfarth Shaw	49,695
Loan	7	1633 Broadway(2)(31)(33)		Allianz Asset Management of America L.P.	320,911	01/31/2031	WMG Acquisition Corp	293,888	07/31/2029	Showtime Networks Inc	261,196	01/31/2026	Morgan Stanley & Co	260,829	03/31/2032	Kasowitz Benson Torres	203,394
Loan	8	Starwood Industrial Portfolio(2)(31)
Property	8.01	101 45th Street		McJunkin Corp.	140,980	12/31/2023	FedEx Ground Package Systems, Inc.	76,993	07/31/2022	List Industries	66,098	05/31/2024	NAP	NAP	NAP	NAP	NAP
Property	8.02	4820-4850 Indianapolis Road		Cummins Inc.	171,000	08/10/2021	Hyperikon, Inc.	152,000	01/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.03	8401 Bearing Drive		The Harvard Drug Store	196,200	06/30/2025	MS International	70,200	05/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.04	5900 North Meadows Drive		CTDI	269,831	02/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.05	5701 North Meadows Drive		ODW Logistics	190,400	11/30/2023	Expresspoint Technology Services	78,505	01/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.06	8421 Bearing Drive		Sankyo America	67,850	11/30/2025	Business Furniture	56,350	03/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.07	6451-6471 Northwind Parkway		Calpipe Industries	105,952	03/31/2023	Foremost Groups	53,861	07/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.08	4910-4938 Indianapolis Road		Stephen Gould Corp.	130,000	03/31/2030	Alliance Healthcare Services	26,000	06/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.09	6221-6241 Northwind Parkway		Foremost Groups	87,985	11/30/2020	Prologix Distribution (ANC)	62,015	10/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.10	775 Commerce Parkway West Drive		Poynter Sheet Metal	155,000	12/31/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.11	1901 Northwind Parkway		Furmanite America	36,782	08/31/2021	Americall Group	35,000	02/28/2021	Munch’s Supply	29,655	10/31/2021	NAP	NAP	NAP	NAP	NAP
Property	8.12	333 45th Street		Staley	140,000	07/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.13	221 South Swift Road		Mondelez	110,000	08/31/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.14	W234N2091 Ridgeview Parkway Court		Anixter International, Inc.	105,444	06/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.15	2240 Creekside Parkway		Meadowbrook Meat Company	125,000	03/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.16	201 South Swift Road		Men’s Warehouse	85,000	05/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.17	8441 Bearing Drive		Old Castle	124,200	05/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.18	4700 Ironwood Drive		API Heat Transfer	123,200	07/31/2026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.19	4410 North 132nd Street		Keystone Automotive Industries	48,282	11/30/2025	Snyder’s of Lance	32,188	12/31/2023	Milwuakee Electric Tool Corp.	19,530	12/31/2025	NAP	NAP	NAP	NAP	NAP
Property	8.20	999 Gerdt Court		Poly-Tainer	66,282	03/31/2024	NSK Corporation	66,033	08/31/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.21	480 45th Street		Three Floyds Brewing, LLC.	107,095	06/30/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.22	12857 South Hamlin Court		Bimbo Bakeries	45,000	11/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.23	1695 Glen Ellyn Road		Bimbo Bakeries	40,080	02/28/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.24	1701-1721 Northwind Parkway		Vision Integrated Graphics	62,800	06/30/2020	Stevens Engineers & Constructors, Inc.	31,986	09/30/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.25	1245 Lakeside Drive		Crown Corr	59,976	08/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.26	3890 Perry Boulevard		MWI Veterinary Supply Co.	70,000	09/30/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.27	215 45th Street		Carl Budding and Company	65,000	04/30/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.28	845 Telser Road		Bimbo Bakeries	20,000	05/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.29	1851 Northwind Parkway		Sunbelt Rentals	18,120	05/31/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.30	1650 Northwind Parkway		John Tillman & Co.	50,400	10/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.31	225 45th Street		Rockwell Automation	45,000	07/31/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.32	1600-1640 Northwind Parkway		Steiner Electric	18,960	08/31/2022	Rogers Supply Company	18,271	04/30/2023	Johnson Controls	12,975	01/31/2022	NAP	NAP	NAP	NAP	NAP
Property	8.33	235 45th Street		Holland Special Delivery	35,000	09/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	650 Madison Avenue(2)(31)		Ralph Lauren Corporation	277,016	12/31/2024	Memorial Sloan Kettering Cancer Center	100,700	07/31/2023	Sotheby’s Int’l Realty Inc	37,772	11/30/2035	Willett Advisors LLC	25,732	12/31/2024	BC Partners Inc.	19,380
Loan	10	181 West Madison(2)(31)		The Northern Trust Company	400,030	12/31/2025	Quantitative Risk Management Inc	107,092	03/31/2022	The Marmon Group	45,123	12/31/2022	CIBC	42,414	12/31/2029	Factset Research Systems Inc.	38,012
Loan	11	Middleton Net Lease Portfolio
Property	11.01	Asheboro - Walmart		Walmart	221,896	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.02	West Seneca - Home Depot		Home Depot	103,344	01/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.03	Concord - Walmart		Walmart	203,750	01/31/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.04	Cranberry - Walmart		Walmart Supercenter	187,881	07/20/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Landing Square		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	510 East 14th Street(2)(32)	None	Target	27,766	01/31/2049	Bright Horizons	10,616	11/30/2034	14th Street Medical Arts	4,018	10/30/2039	Sally Beauty Supply	1,995	01/31/2030	NAP	NAP
Loan	14	490-504 Myrtle Avenue(2)(32)
Property	14.01	504 Myrtle Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	14.02	490 Myrtle Avenue		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	1019 Market(34)		Zendesk	72,933	08/31/2022	The Chai Bar	2,590	02/28/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	65 Ainslie		Starbucks	2,175	02/01/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	17	Crowne Plaza Resort Asheville		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	Sunset Grove Shopping Center		Sunset Food Mart	47,000	02/28/2031	CVS	14,392	01/31/2036	Coldwell Banker	5,575	12/21/2021	Burn Boot Camp	4,657	12/14/2027	Chase Bank	4,250
Loan	19	West Road Plaza		The Dump	177,761	11/30/2024	Frys Electronics	136,000	11/30/2022	Ross Dress for Less	30,187	01/31/2022	Pep Boys	22,390	12/31/2023	Fallas Paredes	22,198
Loan	20	2142-2172 Nostrand Avenue		Dallas BBQ	18,690	12/31/2033	Blink Fitness	15,125	07/31/2028	Chipotle Mexican Grill	2,540	06/30/2031	Visionary Properties	2,302	12/31/2025	Wireless Vision (T-Mobile)	2,288
Loan	21	Creekside		NW Farm Credit Services	18,014	12/31/2022	Aldrich Services LLP	13,651	01/31/2026	HDR Engineering	7,509	05/31/2024	Mid-Valley Pain Clinic (SPA)	7,235	10/31/2022	USDA	7,034
Loan	22	Amazon Distribution Salem		Amazon	129,850	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	300-314 North College Street		TopGolf	10,270	08/31/2026	Lucky’s Bar & Arcade	7,444	05/31/2021	QC Social	6,823	06/30/2022	Sabor	4,900	01/31/2026	The Imperial	4,414
Loan	24	Giant Anchored Portfolio(2)
Property	24.01	Parkway Plaza		Giant	71,335	12/31/2023	Rite Aid	11,180	11/30/2023	Kindercare Learning Centers	10,964	04/30/2020	Power Train Harrisburg West LL	6,000	03/31/2020	Wendy’s	3,067
Property	24.02	Aston Center		Giant	55,000	11/30/2025	Together We Share	0	MTM	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	24.03	Spring Meadow		Giant	67,400	10/31/2024	Mavis Tire Supply, LLC	6,700	03/31/2034	Fulton Bank	2,950	08/04/2024	NAP	NAP	NAP	NAP	NAP
Property	24.04	Scott Town Center		Giant	54,333	07/31/2023	AAA	4,000	06/30/2022	One Main Financial	1,600	07/31/2023	Subway	1,600	07/31/2024	Regis Corp	1,600
Property	24.05	Creekside Marketplace		Giant	57,428	03/31/2027	Dollar Tree	8,000	06/30/2022	PLCB	3,200	04/30/2022	Pet Value, Inc.	3,162	07/31/2027	Feasta Pizza	2,880
Property	24.06	Stonehenge Square		Giant	51,687	05/31/2026	PA Liquor Control Board	5,170	08/31/2024	Monroe Muffler Brake Inc.	4,500	06/30/2020	Power Train Fitness	4,400	10/31/2020	Unique Source Products & Serv	2,550
Property	24.07	AYR Town Center		Giant	52,400	05/31/2025	Wine & Spirits Store	2,400	08/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Home Depot - Cleveland Heights		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Fairfield Inn & Suites Spokane		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Northpoint Business Plaza(33)		Healthy Mothers Healthy Babies	10,115	12/11/2020	Wood Environment & Infrastructure	7,132	07/31/2026	E-Tempest.com,INC. dba Appfiles Inc.com	5,392	06/30/2023	Kennedy Contractors, Inc.	4,393	10/11/2023	Florida Department of Highway Safety	3,928
Loan	28	Monster Storage Portfolio
Property	28.01	Monster Storage Westminster		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	28.02	Monster Storage Seneca		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Casa Laguna Hotel & Spa(33)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	SpringHill Suites Florence		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	CVS Argyle		CVS	14,600	01/31/2043	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	MS & MO Storage Portfolio
Property	32.01	Extra Space Long Beach		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	32.02	Hampel Rd Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	A&W Storage		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-5

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Upfront	Monthly
			Lease		Occupancy	Replacement	Replacement
Loan	ID	Property Name	Expiration	Occupancy(4)(20)(24)	As-of Date	Reserves($)(26)	Reserves ($)(27)
Loan	1	Harrison Retail	05/31/2030	100.0%	11/30/2019		Springing
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	NAP	94.8%	09/30/2019		Springing
Loan	3	Kings Plaza(2)(32)(33)	01/31/2032	96.7%	10/31/2019		Springing
Loan	4	3500 Lacey(2)(34)	12/31/2028	96.6%	09/01/2019	7,300	7,300
Loan	5	FedEx Redmond	NAP	100.0%	02/01/2020		Springing
Loan	6	560 Mission Street(2)(33)	09/30/2027	98.4%	10/31/2019		Springing
Loan	7	1633 Broadway(2)(31)(33)	03/31/2037	98.4%	10/31/2019		Springing
Loan	8	Starwood Industrial Portfolio(2)(31)		98.4%	Various		Springing
Property	8.01	101 45th Street	NAP	81.2%	11/26/2019
Property	8.02	4820-4850 Indianapolis Road	NAP	100.0%	11/26/2019
Property	8.03	8401 Bearing Drive	NAP	100.0%	11/26/2019
Property	8.04	5900 North Meadows Drive	NAP	100.0%	02/06/2020
Property	8.05	5701 North Meadows Drive	NAP	100.0%	11/26/2019
Property	8.06	8421 Bearing Drive	NAP	100.0%	11/26/2019
Property	8.07	6451-6471 Northwind Parkway	NAP	100.0%	11/26/2019
Property	8.08	4910-4938 Indianapolis Road	NAP	100.0%	11/26/2019
Property	8.09	6221-6241 Northwind Parkway	NAP	100.0%	11/26/2019
Property	8.10	775 Commerce Parkway West Drive	NAP	100.0%	02/06/2020
Property	8.11	1901 Northwind Parkway	NAP	100.0%	11/26/2019
Property	8.12	333 45th Street	NAP	100.0%	02/06/2020
Property	8.13	221 South Swift Road	NAP	100.0%	02/06/2020
Property	8.14	W234N2091 Ridgeview Parkway Court	NAP	100.0%	02/06/2020
Property	8.15	2240 Creekside Parkway	NAP	100.0%	02/06/2020
Property	8.16	201 South Swift Road	NAP	100.0%	02/06/2020
Property	8.17	8441 Bearing Drive	NAP	100.0%	02/06/2020
Property	8.18	4700 Ironwood Drive	NAP	100.0%	02/06/2020
Property	8.19	4410 North 132nd Street	NAP	100.0%	11/26/2019
Property	8.20	999 Gerdt Court	NAP	100.0%	11/26/2019
Property	8.21	480 45th Street	NAP	100.0%	02/06/2020
Property	8.22	12857 South Hamlin Court	NAP	100.0%	02/06/2020
Property	8.23	1695 Glen Ellyn Road	NAP	100.0%	02/06/2020
Property	8.24	1701-1721 Northwind Parkway	NAP	100.0%	11/26/2019
Property	8.25	1245 Lakeside Drive	NAP	100.0%	02/06/2020
Property	8.26	3890 Perry Boulevard	NAP	100.0%	02/06/2020
Property	8.27	215 45th Street	NAP	100.0%	02/06/2020
Property	8.28	845 Telser Road	NAP	100.0%	02/06/2020
Property	8.29	1851 Northwind Parkway	NAP	100.0%	02/06/2020
Property	8.30	1650 Northwind Parkway	NAP	100.0%	02/06/2020
Property	8.31	225 45th Street	NAP	100.0%	02/06/2020
Property	8.32	1600-1640 Northwind Parkway	NAP	100.0%	11/26/2019
Property	8.33	235 45th Street	NAP	100.0%	02/06/2020
Loan	9	650 Madison Avenue(2)(31)	01/31/2027	97.4%	10/01/2019		Springing
Loan	10	181 West Madison(2)(31)	09/30/2027	87.7%	11/30/2019		Springing
Loan	11	Middleton Net Lease Portfolio		100.0%	02/06/2020		Springing
Property	11.01	Asheboro - Walmart	NAP	100.0%	02/06/2020
Property	11.02	West Seneca - Home Depot	NAP	100.0%	02/06/2020
Property	11.03	Concord - Walmart	NAP	100.0%	02/06/2020
Property	11.04	Cranberry - Walmart	NAP	100.0%	02/06/2020
Loan	12	Landing Square	NAP	92.2%	11/15/2019		6,064
Loan	13	510 East 14th Street(2)(32)	NAP	100.0%	09/30/2019		2,996
Loan	14	490-504 Myrtle Avenue(2)(32)		96.2%	10/25/2019		4,917
Property	14.01	504 Myrtle Avenue	NAP	96.5%	10/25/2019
Property	14.02	490 Myrtle Avenue	NAP	95.7%	10/25/2019
Loan	15	1019 Market(34)	NAP	100.0%	09/01/2019		Springing
Loan	16	65 Ainslie	NAP	100.0%	11/26/2019		2,023
Loan	17	Crowne Plaza Resort Asheville	NAP	56.8%	10/31/2019	1,000,000	1/12th of 4% of Gross Income
Loan	18	Sunset Grove Shopping Center	07/31/2031	100.0%	11/30/2019		1,832
Loan	19	West Road Plaza	11/30/2021	95.3%	12/12/2019		3,336
Loan	20	2142-2172 Nostrand Avenue	12/31/2026	100.0%	10/01/2019		Springing
Loan	21	Creekside	01/31/2026	92.6%	08/01/2019	1,656	1,656
Loan	22	Amazon Distribution Salem	NAP	100.0%	02/01/2020		Springing
Loan	23	300-314 North College Street	01/31/2022	100.0%	10/01/2019	458	458
Loan	24	Giant Anchored Portfolio(2)		97.5%	09/01/2019		12,741
Property	24.01	Parkway Plaza	12/31/2022	98.9%	09/01/2019
Property	24.02	Aston Center	NAP	100.0%	09/01/2019
Property	24.03	Spring Meadow	NAP	100.0%	09/01/2019
Property	24.04	Scott Town Center	06/30/2024	97.6%	09/01/2019
Property	24.05	Creekside Marketplace	03/31/2029	94.6%	09/01/2019
Property	24.06	Stonehenge Square	06/30/2021	97.1%	09/01/2019
Property	24.07	AYR Town Center	NAP	94.5%	09/01/2019
Loan	25	Home Depot - Cleveland Heights	NAP	NAP	NAP
Loan	26	Fairfield Inn & Suites Spokane	NAP	77.8%	09/30/2019	1,822,346	9,700
Loan	27	Northpoint Business Plaza(33)	10/23/2024	97.7%	01/01/2020		1,325
Loan	28	Monster Storage Portfolio		77.6%	10/31/2019		1,059
Property	28.01	Monster Storage Westminster	NAP	71.9%	10/31/2019
Property	28.02	Monster Storage Seneca	NAP	83.5%	10/31/2019
Loan	29	Casa Laguna Hotel & Spa(33)	NAP	78.6%	09/30/2019		Greater of (i) 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E of the projected Gross Revenue for the Property for the prior month as set forth in the most recent Approved Annual Budget (provided, that, to the extent Lender determines that actual Gross Revenue for the Property are materially in excess of such projections, Lender has the option to increase the percentage to match actual Gross Revenue for the Property), (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement
Loan	30	SpringHill Suites Florence	NAP	80.2%	08/31/2019		Greater of (i) 4.0% of the projected Gross Revenue for the Property for the prior month, (ii) the then-current amount required by the Management Agreement and (iii) the then-current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E
Loan	31	CVS Argyle	NAP	100.0%	02/06/2020		Springing
Loan	32	MS & MO Storage Portfolio		94.5%	Various		797
Property	32.01	Extra Space Long Beach	NAP	95.2%	10/31/2019
Property	32.02	Hampel Rd Storage	NAP	93.7%	09/30/2019
Loan	33	A&W Storage	NAP	86.2%	10/31/2019	230,146	410

A-1-6

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other
			TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering	Other	Other	Reserves
Loan	ID	Property Name	Reserves ($)(26)	Reserves ($)(27)(28)	Reserves ($)(26)	Reserves ($)(27)	Reserves($)(26)	Reserves ($)(27)	Reserve($)(26)	Reserves ($)(26)	Reserves ($)(27)(28)	Description(26)(27)(28)
Loan	1	Harrison Retail		Springing		Springing		Springing		213,313	Springing	Free Rent Funds (Upfront: 213,312.51); Lease Sweep Funds (Monthly: Springing); Condominium Reserve Funds (Monthly: Springing)
Loan	2	Bellagio Hotel and Casino(2)(31)(33)				Springing		Springing
Loan	3	Kings Plaza(2)(32)(33)		Springing		Springing		Springing			Springing	Ground Rent Reserve
Loan	4	3500 Lacey(2)(34)	48,665	48,665	437,987	109,497	15,884	15,884		2,151,053		Outstanding Free Rent Reserve (Upfront: 1,763,787.08); Outstanding TI/LC Reserve (Upfront: 387,266.26)
Loan	5	FedEx Redmond		Springing		Springing		Springing
Loan	6	560 Mission Street(2)(33)	2,152,612	Springing		Springing		Springing
Loan	7	1633 Broadway(2)(31)(33)		Springing		Springing		Springing		36,389,727		Unfunded Obligations Reserve
Loan	8	Starwood Industrial Portfolio(2)(31)		Springing		Springing		Springing		880,000		Roof Repair Reserve
Property	8.01	101 45th Street
Property	8.02	4820-4850 Indianapolis Road
Property	8.03	8401 Bearing Drive
Property	8.04	5900 North Meadows Drive
Property	8.05	5701 North Meadows Drive
Property	8.06	8421 Bearing Drive
Property	8.07	6451-6471 Northwind Parkway
Property	8.08	4910-4938 Indianapolis Road
Property	8.09	6221-6241 Northwind Parkway
Property	8.10	775 Commerce Parkway West Drive
Property	8.11	1901 Northwind Parkway
Property	8.12	333 45th Street
Property	8.13	221 South Swift Road
Property	8.14	W234N2091 Ridgeview Parkway Court
Property	8.15	2240 Creekside Parkway
Property	8.16	201 South Swift Road
Property	8.17	8441 Bearing Drive
Property	8.18	4700 Ironwood Drive
Property	8.19	4410 North 132nd Street
Property	8.20	999 Gerdt Court
Property	8.21	480 45th Street
Property	8.22	12857 South Hamlin Court
Property	8.23	1695 Glen Ellyn Road
Property	8.24	1701-1721 Northwind Parkway
Property	8.25	1245 Lakeside Drive
Property	8.26	3890 Perry Boulevard
Property	8.27	215 45th Street
Property	8.28	845 Telser Road
Property	8.29	1851 Northwind Parkway
Property	8.30	1650 Northwind Parkway
Property	8.31	225 45th Street
Property	8.32	1600-1640 Northwind Parkway
Property	8.33	235 45th Street
Loan	9	650 Madison Avenue(2)(31)		Springing		Springing		Springing		9,576,014		Free Rent ($6,378,315); Unfunded Obligations ($3,197,699)
Loan	10	181 West Madison(2)(31)	157,683	157,683		Springing		Springing		2,822,678		Free Rent (Upfront: 1,532,852); Outstanding Rollover Reserve (Upfront: 1,229,826); Outstanding Capex Reserve (Upfront: 60,000)
Loan	11	Middleton Net Lease Portfolio		Springing		Springing		Springing
Property	11.01	Asheboro - Walmart
Property	11.02	West Seneca - Home Depot
Property	11.03	Concord - Walmart
Property	11.04	Cranberry - Walmart
Loan	12	Landing Square			97,754	32,585		Springing		2,000,000		Capex Holdback Reserve
Loan	13	510 East 14th Street(2)(32)	1,208,046		29,052	14,526		Springing		3,820,246	220,000	Free/Gap Rent Reserve (Upfront: 1,291,953.74); Mezzanine Loan Debt Service Reserve (Upfront: 1,000,000); Prepaid Rent Reserve (Upfront: 588,292.55); Citibank Lease Reserve (Upfront: 500,000); Ground Rent Reserve (Upfront: 440,000.00; Monthly: 220,000)
Loan	14	490-504 Myrtle Avenue(2)(32)				13,195	52,358	10,472			Springing	Condominium Reserve
Property	14.01	504 Myrtle Avenue
Property	14.02	490 Myrtle Avenue
Loan	15	1019 Market(34)	1,877,080	6,294		Springing		Springing
Loan	16	65 Ainslie		272	4,810	2,405	22,430	2,804		100,000	Springing	Starbucks Estoppel Reserve (Upfront: 100,000); Additional Collateral Reserve (Monthly: Springing)
Loan	17	Crowne Plaza Resort Asheville			51,268	25,634		Springing			Springing	Hotel Taxes Reserve
Loan	18	Sunset Grove Shopping Center		11,454	113,147	16,164	10,145	3,382	21,813	1,000,000		Cain LOC Funds
Loan	19	West Road Plaza		18,532	119,625	50,688		Springing	12,000		Springing	Lease Sweep Reserve (Monthly: Springing); Road Widening Condemnation Reserve (Monthly: Springing)
Loan	20	2142-2172 Nostrand Avenue		Springing	22,865	22,865		Springing
Loan	21	Creekside	358,279	Springing	38,121	19,061	2,464	2,464		72,300		HDR TI/LC Reserve
Loan	22	Amazon Distribution Salem		Springing		Springing	5,203	5,203		519,400		Outstanding TI/LC Reserve
Loan	23	300-314 North College Street	4,167	4,167		7,261	2,851	1,426
Loan	24	Giant Anchored Portfolio(2)		8,681		Springing		Springing
Property	24.01	Parkway Plaza
Property	24.02	Aston Center
Property	24.03	Spring Meadow
Property	24.04	Scott Town Center
Property	24.05	Creekside Marketplace
Property	24.06	Stonehenge Square
Property	24.07	AYR Town Center
Loan	25	Home Depot - Cleveland Heights				Springing	310	310
Loan	26	Fairfield Inn & Suites Spokane			13,590	4,529	4,030	2,015		88,600		Seasonality Reserve
Loan	27	Northpoint Business Plaza(33)	150,000	4,970	53,060	17,687	11,359	5,680
Loan	28	Monster Storage Portfolio			19,293	4,823	5,469	1,094	24,188
Property	28.01	Monster Storage Westminster
Property	28.02	Monster Storage Seneca
Loan	29	Casa Laguna Hotel & Spa(33)			21,391	7,130		Springing
Loan	30	SpringHill Suites Florence				8,758	28,439	2,585			Springing	PIP Reserve
Loan	31	CVS Argyle		Springing		Springing		Springing
Loan	32	MS & MO Storage Portfolio			18,155	3,631	6,309	1,052
Property	32.01	Extra Space Long Beach
Property	32.02	Hampel Rd Storage
Loan	33	A&W Storage			1,547	1,547	4,242	707	194,070

A-1-7

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental			Franchise
			Report	Engineering		Expiration	Loan
Loan	ID	Property Name	Date(29)	Report Date	PML/SEL (%)	Date	Purpose	Sponsor(25)	Guarantor(30)	Previous Securitization	Non-Trust Pari Passu Original Balance
Loan	1	Harrison Retail	11/25/2019	11/26/2019	NAP	NAP	Refinance	The Related Companies, L.P.	The Related Companies, L.P.	COMM 2010-C1
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	11/06/2019	11/06/2019	NAP	NAP	Acquisition	BREIT Operating Partnership L.P.	BREIT Operating Partnership L.P.		1,616,200,000
Loan	3	Kings Plaza(2)(32)(33)	11/22/2019	10/22/2019	NAP	NAP	Refinance	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.	GSMS 2013-KING	437,000,000
Loan	4	3500 Lacey(2)(34)	09/13/2019	09/13/2019	NAP	NAP	Acquisition	Jack Kim	Jack Kim		35,800,000
Loan	5	FedEx Redmond	12/03/2019	12/02/2019	9.0%	NAP	Acquisition	RREEF Property Trust	NAP
Loan	6	560 Mission Street(2)(33)	11/25/2019	11/18/2019	9.0%	NAP	Recapitalization	National Office Partners LLC	NAP		255,000,000
Loan	7	1633 Broadway(2)(31)(33)	10/30/2019	10/30/2019	NAP	NAP	Refinance	Paramount Group Operating Partnership LP	NAP		956,000,000
Loan	8	Starwood Industrial Portfolio(2)(31)	Various	Various	NAP		Acquisition	Starwood Real Estate Income Trust	Starwood REIT Operating Partnership, L.P.		99,500,000
Property	8.01	101 45th Street	10/07/2019	10/03/2019	NAP	NAP					7,599,937
Property	8.02	4820-4850 Indianapolis Road	10/07/2019	10/03/2019	NAP	NAP					5,855,689
Property	8.03	8401 Bearing Drive	10/04/2019	10/02/2019	NAP	NAP					5,699,953
Property	8.04	5900 North Meadows Drive	10/04/2019	10/03/2019	NAP	NAP					5,045,860
Property	8.05	5701 North Meadows Drive	10/04/2019	10/03/2019	NAP	NAP					4,640,945
Property	8.06	8421 Bearing Drive	10/04/2019	10/02/2019	NAP	NAP					4,018,000
Property	8.07	6451-6471 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					3,893,411
Property	8.08	4910-4938 Indianapolis Road	10/07/2019	10/03/2019	NAP	NAP					3,799,969
Property	8.09	6221-6241 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					3,737,674
Property	8.10	775 Commerce Parkway West Drive	10/07/2019	10/02/2019	NAP	NAP					3,581,938
Property	8.11	1901 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					3,457,349
Property	8.12	333 45th Street	10/07/2019	10/03/2019	NAP	NAP					3,301,612
Property	8.13	221 South Swift Road	10/10/2019	10/02/2019	NAP	NAP					3,177,023
Property	8.14	W234N2091 Ridgeview Parkway Court	10/22/2019	10/09/2019	NAP	NAP					2,990,139
Property	8.15	2240 Creekside Parkway	10/04/2019	10/03/2019	NAP	NAP					2,865,550
Property	8.16	201 South Swift Road	10/10/2019	10/02/2019	NAP	NAP					2,834,403
Property	8.17	8441 Bearing Drive	10/04/2019	10/02/2019	NAP	NAP					2,803,256
Property	8.18	4700 Ironwood Drive	10/21/2019	10/09/2019	NAP	NAP					2,740,961
Property	8.19	4410 North 132nd Street	10/15/2019	10/08/2019	NAP	NAP					2,647,519
Property	8.20	999 Gerdt Court	10/07/2019	10/02/2019	NAP	NAP					2,585,225
Property	8.21	480 45th Street	10/07/2019	10/03/2019	NAP	NAP					2,554,077
Property	8.22	12857 South Hamlin Court	10/10/2019	10/03/2019	NAP	NAP					2,429,488
Property	8.23	1695 Glen Ellyn Road	10/04/2019	10/02/2019	NAP	NAP					2,273,752
Property	8.24	1701-1721 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					2,242,604
Property	8.25	1245 Lakeside Drive	10/04/2019	10/02/2019	NAP	NAP					1,962,279
Property	8.26	3890 Perry Boulevard	10/07/2019	10/03/2019	NAP	NAP					1,931,132
Property	8.27	215 45th Street	10/07/2019	10/03/2019	NAP	NAP					1,417,201
Property	8.28	845 Telser Road	10/11/2019	10/03/2019	NAP	NAP					1,401,628
Property	8.29	1851 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					1,401,628
Property	8.30	1650 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					1,245,891
Property	8.31	225 45th Street	10/07/2019	10/03/2019	NAP	NAP					1,245,891
Property	8.32	1600-1640 Northwind Parkway	10/04/2019	10/07/2019	NAP	NAP					1,214,744
Property	8.33	235 45th Street	10/07/2019	10/03/2019	NAP	NAP					903,271
Loan	9	650 Madison Avenue(2)(31)	10/29/2019	10/29/2019	NAP	NAP	Refinance	Vornado Realty L.P.; OPG Investment Holdings (US), LLC	Vornado Realty L.P.; OPG Investment Holdings (US), LLC	MAD 2013-650M	541,800,000
Loan	10	181 West Madison(2)(31)	11/13/2019	11/08/2019	NAP	NAP	Refinance	HNA Group North America LLC	NAP		64,900,000
Loan	11	Middleton Net Lease Portfolio	Various	Various	NAP		Recapitalization/Acquisition	Mitchel Greenberg; Peter Holstein; Keith Jaffee	Mitchel Greenberg; Peter Holstein; Keith Jaffee
Property	11.01	Asheboro - Walmart	10/10/2019	10/10/2019	NAP	NAP
Property	11.02	West Seneca - Home Depot	07/18/2019	07/19/2019	NAP	NAP
Property	11.03	Concord - Walmart	08/01/2019	08/02/2019	NAP	NAP
Property	11.04	Cranberry - Walmart	07/19/2019	07/19/2019	NAP	NAP
Loan	12	Landing Square	10/23/2019	10/23/2019	NAP	NAP	Acquisition	Edward I. Biskind	Edward I. Biskind
Loan	13	510 East 14th Street(2)(32)	11/27/2019	10/01/2019	NAP	NAP	Refinance	Extell Limited and Gershon Barnett (A/K/A Gary Barnett)	Extell Limited and Gershon Barnett (A/K/A Gary Barnett)		50,000,000
Loan	14	490-504 Myrtle Avenue(2)(32)	10/01/2019	09/30/2019	NAP		Refinance	Brian Shatz; Josh Zegen	Brian Shatz; Josh Zegen		50,000,000
Property	14.01	504 Myrtle Avenue	10/01/2019	09/30/2019	NAP	NAP					30,856,334
Property	14.02	490 Myrtle Avenue	10/01/2019	09/30/2019	NAP	NAP					19,143,666
Loan	15	1019 Market(34)	11/14/2019	11/11/2019	17.0%	NAP	Refinance	DWS Grundbesitz GmbH	DWS Grundbesitz GmbH	JPMBB 2014-C26
Loan	16	65 Ainslie	12/04/2019	12/03/2019	NAP	NAP	Refinance	Juda Klein; Mendel Klein	Juda Klein; Mendel Klein	FREMF 2017-KJ16
Loan	17	Crowne Plaza Resort Asheville	08/21/2019	08/21/2019	NAP	04/24/2035	Refinance	Dennis Hulsing	Dennis Hulsing
Loan	18	Sunset Grove Shopping Center	11/26/2019	11/25/2019	NAP	NAP	Refinance	Jay Levin; The Infinity Trust	Jay Levin; The Infinity Trust	MSBAM 2012-C5
Loan	19	West Road Plaza	07/16/2019	07/16/2019	NAP	NAP	Refinance	Raymond Levy; John Neman	Raymond Levy; John Neman
Loan	20	2142-2172 Nostrand Avenue	11/06/2019	11/06/2019	NAP	NAP	Refinance	Harry Adjmi; Gabriel Chehebar	Harry Adjmi; Gabriel Chehebar
Loan	21	Creekside	10/18/2019	10/18/2019	8.0%	NAP	Acquisition	Stephen M. Zotovich	Stephen M. Zotovich
Loan	22	Amazon Distribution Salem	09/05/2019	08/30/2019	8.0%	NAP	Refinance	H F Z Capital Group LLC; Reich Bros, LLC	H F Z Capital Group LLC; Reich Bros, LLC
Loan	23	300-314 North College Street	10/10/2019	10/10/2019	NAP	NAP	Acquisition	John Tracey; Chris Kono	John Tracey; Chris Kono
Loan	24	Giant Anchored Portfolio(2)	Various	10/18/2019	NAP		Acquisition	Leo S. Ullman; Robert F. Whalen, Jr.	Leo S. Ullman; Robert F. Whalen, Jr.		87,000,000
Property	24.01	Parkway Plaza	10/18/2019	10/18/2019	NAP	NAP					16,592,784
Property	24.02	Aston Center	10/18/2019	10/18/2019	NAP	NAP					14,350,515
Property	24.03	Spring Meadow	10/18/2019	10/18/2019	NAP	NAP					14,260,825
Property	24.04	Scott Town Center	09/23/2019	10/18/2019	NAP	NAP					12,377,320
Property	24.05	Creekside Marketplace	10/15/2019	10/18/2019	NAP	NAP					12,108,247
Property	24.06	Stonehenge Square	10/18/2019	10/18/2019	NAP	NAP					10,045,361
Property	24.07	AYR Town Center	10/18/2019	10/18/2019	NAP	NAP					7,264,948
Loan	25	Home Depot - Cleveland Heights	10/23/2019	10/23/2019	NAP	NAP	Acquisition	David Metcalf	David Metcalf
Loan	26	Fairfield Inn & Suites Spokane	10/10/2019	10/08/2019	NAP	02/11/2035	Acquisition	Avtar S. Dhillon; Amandeep K. Dhillon	Avtar S. Dhillon; Amandeep K. Dhillon
Loan	27	Northpoint Business Plaza(33)	11/15/2019	11/15/2019	NAP	NAP	Acquisition	Arturo Alvarez Demalde	Arturo Alvarez Demalde
Loan	28	Monster Storage Portfolio	11/12/2019	11/12/2019	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	28.01	Monster Storage Westminster	11/12/2019	11/12/2019	NAP	NAP
Property	28.02	Monster Storage Seneca	11/12/2019	11/12/2019	NAP	NAP
Loan	29	Casa Laguna Hotel & Spa(33)	09/03/2019	09/03/2019	16.0%	NAP	Refinance	Britten Shuford; David Dittmer; David A. Lesser; Clifford Lord, Jr.	Britten Shuford; David Dittmer; David A. Lesser; Clifford Lord, Jr.
Loan	30	SpringHill Suites Florence	11/13/2019	11/13/2019	NAP	05/31/2023	Refinance	David G. Raines; Chrisie J. Raines	David G. Raines; Chrisie J. Raines	GSMS 2012-GCJ9
Loan	31	CVS Argyle	11/26/2019	12/04/2019	NAP	NAP	Acquisition	Ray John Shields, Jr.	Ray John Shields, Jr.
Loan	32	MS & MO Storage Portfolio	Various	Various	NAP		Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Property	32.01	Extra Space Long Beach	11/14/2019	11/14/2019	NAP	NAP
Property	32.02	Hampel Rd Storage	10/08/2019	10/08/2019	NAP	NAP
Loan	33	A&W Storage	11/05/2019	11/05/2019	NAP	NAP	Acquisition	George Thacker; Lawrence Charles Kaplan; Richard Schontz	George Thacker; Lawrence Charles Kaplan; Richard Schontz

A-1-8

Benchmark 2020-B16

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
					Additional Sub Debt		Permitted
Loan	ID	Property Name	Non-Trust Pari Passu Cut-off Date Balance	Non-Trust Pari Passu Balloon Balance	Amount	Existing Additional Sub Debt Description	Type
Loan	1	Harrison Retail				None	NAP
Loan	2	Bellagio Hotel and Casino(2)(31)(33)	1,616,200,000	1,616,200,000	1,333,800,000	$650,500,000 B-Notes; $683,300,000 C-Notes	Mezzanine
Loan	3	Kings Plaza(2)(32)(33)	437,000,000	437,000,000	53,000,000	Mezzanine Debt	NAP
Loan	4	3500 Lacey(2)(34)	35,800,000	35,800,000		None	NAP
Loan	5	FedEx Redmond				None	NAP
Loan	6	560 Mission Street(2)(33)	255,000,000	255,000,000		None	Mezzanine
Loan	7	1633 Broadway(2)(31)(33)	956,000,000	956,000,000	249,000,000	B Note	Equityholder Debt or Debt-Like Preferred Equity
Loan	8	Starwood Industrial Portfolio(2)(31)	99,500,000	99,500,000	65,527,072	B Note	NAP
Property	8.01	101 45th Street	7,599,937	7,599,937
Property	8.02	4820-4850 Indianapolis Road	5,855,689	5,855,689
Property	8.03	8401 Bearing Drive	5,699,953	5,699,953
Property	8.04	5900 North Meadows Drive	5,045,860	5,045,860
Property	8.05	5701 North Meadows Drive	4,640,945	4,640,945
Property	8.06	8421 Bearing Drive	4,018,000	4,018,000
Property	8.07	6451-6471 Northwind Parkway	3,893,411	3,893,411
Property	8.08	4910-4938 Indianapolis Road	3,799,969	3,799,969
Property	8.09	6221-6241 Northwind Parkway	3,737,674	3,737,674
Property	8.10	775 Commerce Parkway West Drive	3,581,938	3,581,938
Property	8.11	1901 Northwind Parkway	3,457,349	3,457,349
Property	8.12	333 45th Street	3,301,612	3,301,612
Property	8.13	221 South Swift Road	3,177,023	3,177,023
Property	8.14	W234N2091 Ridgeview Parkway Court	2,990,139	2,990,139
Property	8.15	2240 Creekside Parkway	2,865,550	2,865,550
Property	8.16	201 South Swift Road	2,834,403	2,834,403
Property	8.17	8441 Bearing Drive	2,803,256	2,803,256
Property	8.18	4700 Ironwood Drive	2,740,961	2,740,961
Property	8.19	4410 North 132nd Street	2,647,519	2,647,519
Property	8.20	999 Gerdt Court	2,585,225	2,585,225
Property	8.21	480 45th Street	2,554,077	2,554,077
Property	8.22	12857 South Hamlin Court	2,429,488	2,429,488
Property	8.23	1695 Glen Ellyn Road	2,273,752	2,273,752
Property	8.24	1701-1721 Northwind Parkway	2,242,604	2,242,604
Property	8.25	1245 Lakeside Drive	1,962,279	1,962,279
Property	8.26	3890 Perry Boulevard	1,931,132	1,931,132
Property	8.27	215 45th Street	1,417,201	1,417,201
Property	8.28	845 Telser Road	1,401,628	1,401,628
Property	8.29	1851 Northwind Parkway	1,401,628	1,401,628
Property	8.30	1650 Northwind Parkway	1,245,891	1,245,891
Property	8.31	225 45th Street	1,245,891	1,245,891
Property	8.32	1600-1640 Northwind Parkway	1,214,744	1,214,744
Property	8.33	235 45th Street	903,271	903,271
Loan	9	650 Madison Avenue(2)(31)	541,800,000	541,800,000	213,200,000	B Note	NAP
Loan	10	181 West Madison(2)(31)	64,900,000	64,900,000	132,100,000	B Note	NAP
Loan	11	Middleton Net Lease Portfolio				None	NAP
Property	11.01	Asheboro - Walmart
Property	11.02	West Seneca - Home Depot
Property	11.03	Concord - Walmart
Property	11.04	Cranberry - Walmart
Loan	12	Landing Square				None	NAP
Loan	13	510 East 14th Street(2)(32)	50,000,000	50,000,000	75,000,000	Mezzanine Debt	NAP
Loan	14	490-504 Myrtle Avenue(2)(32)	50,000,000	50,000,000	20,000,000	Mezzanine Debt	NAP
Property	14.01	504 Myrtle Avenue	30,856,334	30,856,334
Property	14.02	490 Myrtle Avenue	19,143,666	19,143,666
Loan	15	1019 Market(34)				None	NAP
Loan	16	65 Ainslie				None	NAP
Loan	17	Crowne Plaza Resort Asheville				None	NAP
Loan	18	Sunset Grove Shopping Center				None	NAP
Loan	19	West Road Plaza				None	NAP
Loan	20	2142-2172 Nostrand Avenue				None	NAP
Loan	21	Creekside				None	NAP
Loan	22	Amazon Distribution Salem				None	NAP
Loan	23	300-314 North College Street				None	NAP
Loan	24	Giant Anchored Portfolio(2)	87,000,000	78,778,081		None	NAP
Property	24.01	Parkway Plaza	16,592,784	15,024,686
Property	24.02	Aston Center	14,350,515	12,994,323
Property	24.03	Spring Meadow	14,260,825	12,913,108
Property	24.04	Scott Town Center	12,377,320	11,207,603
Property	24.05	Creekside Marketplace	12,108,247	10,963,960
Property	24.06	Stonehenge Square	10,045,361	9,096,026
Property	24.07	AYR Town Center	7,264,948	6,578,376
Loan	25	Home Depot - Cleveland Heights				None	NAP
Loan	26	Fairfield Inn & Suites Spokane				None	NAP
Loan	27	Northpoint Business Plaza(33)				None	Mezzanine
Loan	28	Monster Storage Portfolio				None	NAP
Property	28.01	Monster Storage Westminster
Property	28.02	Monster Storage Seneca
Loan	29	Casa Laguna Hotel & Spa(33)				None	Mezzanine
Loan	30	SpringHill Suites Florence				None	NAP
Loan	31	CVS Argyle				None	NAP
Loan	32	MS & MO Storage Portfolio				None	NAP
Property	32.01	Extra Space Long Beach
Property	32.02	Hampel Rd Storage
Loan	33	A&W Storage				None	NAP

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Benchmark 2020-B16

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates.

(2)	Loan Number	Mortgage Loan Seller	Property Name	Cut-off Date Balance ($)	Non-Trust Pari Passu Cut-off Date Balance	Controlling Note	Governing PSA
	2	JPMCB/CREFI	Bellagio Hotel and Casino	$60,000,000	$1,616,200,000	No	BX 2019-OC11
	3	JPMCB	Kings Plaza	$50,000,000	$437,000,000	No	JPMCB
	4	JPMCB	3500 Lacey	$50,000,000	$35,800,000	Yes	Benchmark 2020-B16
	6	GACC	560 Mission Street	$45,000,000	$255,000,000	Yes	Benchmark 2020-B16
	7	GACC/JPMCB	1633 Broadway	$45,000,000	$956,000,000	No	BWAY 2019-1633
	8	GACC	Starwood Industrial Portfolio	$45,000,000	$99,500,000	No	GSMS 2020-GC45
	9	CREFI	650 Madison Avenue	$45,000,000	$541,800,000	No	MAD 2019-650M
	10	JPMCB	181 West Madison	$43,000,000	$64,900,000	No	JPMCC 2020-LOOP
	13	CREFI	510 East 14th Street	$35,000,000	$50,000,000	No	GSMS 2020-GC45
	14	JPMCB	490-504 Myrtle Avenue	$35,000,000	$50,000,000	No	CGCMT 2019-C7
	24	CREFI	Giant Anchored Portfolio	$10,000,000	$87,000,000	No	CGCMT 2019-C7

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

• Loan No. 8 – Starwood Industrial Portfolio
• Loan No. 11 – Middleton Net Lease Portfolio
• Loan No. 14 – 490-504 Myrtle Avenue
• Loan No. 24 – Giant Anchored Portfolio
• Loan No. 28 – Monster Storage Portfolio
• Loan No. 32 – MS & MO Storage Portfolio

(4)			Residential			Retail
	Loan No.	Mortgage Loan	Units	Occ.	% of GPR	NRA (sq. ft. )	Occ.	% of GPR
	13	510 East 14th Street	160	100.0%	69.2%	56,377	78.7%	30.8%

Loan No. 2 – Bellagio Hotel and Casino – Approximately 71.6% of the total revenues from the Mortgaged Property comes from sources other than the hotel operation, including the following: (a) casino (29.6%), (b) food and beverage (24.7%), (c) entertainment (9.0%), (d) retail (4.1%) and (e) other operations (4.2%).

Loan No. 7 – 1633 Broadway – The Mortgaged Property includes 145,192 sq. ft. of theater space, constituting approximately 6% of the net rentable area at the Mortgaged Property, and approximately 80,000 sq. ft. of retail space, constituting approximately 3% of the net rentable area at the Mortgaged Property, of which approximately 40,000 sq. ft. is vacant.

Loan No. 14 – 490-504 Myrtle Avenue – 48 of the units are rent-stabilized, and the remaining 188 units are market-rate units.

(5)	Loan No. 12 - Landing Square - The Mortgaged Property is subject to a land use restrictive agreement, which is scheduled to expire in 2023. The land use restrictive agreement provides that 65 of the 322 units are designated as affordable housing to be occupied by tenants whose income is 50% or less of the area median gross income. At the Mortgaged Property, 74 of the 322 units are occupied by tenants whose income is 50% or less of the area median gross income.

Loan No. 15 – 1019 Market – The Mortgaged Property is designated as a Category II Significant Building under Article 11 of the Planning Code of the City of San Francisco, and contributes to the city’s Market Street Theater and Loft District, which is listed on the National Register. However, this designation does not restrict the use of the Mortgaged Property. In addition, the Mortgaged Property is subject to a California Mills Act Historic Property Agreement which contemplated building rehabilitation work and continued maintenance. The rehabilitation work has been completed, and the next required maintenance will occur in 2023 and consist of painting and sealing various portions of the building exterior. If the building incurs damage of less than 50% of the historic property, the damaged area must be replaced and repaired.

(6)

The Administrative Cost Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC®

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license fee with respect to each Mortgage Loan. For purposes of this annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

(7)	Loan No. 3 – Kings Plaza – With respect to the related mezzanine loan, the mezzanine borrower is required to make Monthly Debt Service ($) payments of (i) from the first payment date of Februrary 1, 2020 prior to February 1, 2025, interest only, and (ii) from February 1, 2025, and thereafter amortization payments in accordance with the amortization schedule set forth in the mezzanine loan documents.

(8)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) except as described above for loans with planned amortization, with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12 month period following the Cut off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(9)	Loan No. 12 – Landing Square - The Cut-off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of a $2,000,000 holdback reserve in connection with capital improvements at the Mortgaged Property. The holdback is structured with the first $1,000,000 available to the borrower for immediate release as work is completed and reimbursed pursuant to the lender-approved budget. The remaining $1,000,000 will be released based on 1) satisfactory completion of the work as evidenced by invoices submitted to the servicer and 2) the net cash flow divided by the fully funded loan amount less amounts remaining in the lease yields a debt yield of at least 7.3%. Based on the fully funded loan amount of $36,200,000, the Underwritten NOI Debt Yield is 7.5%, the Underwritten NCF Debt Yield is 7.3% and the Cut-off Date LTV Ratio is 78.2%.

(10)	“Hard” generally means each tenant is required to transfer its rent directly to the lender controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.
“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender controlled lockbox.

(11)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(12)	With respect to the loans referenced below structured with A/B Notes, the Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the subordinate secured debt.
• Loan No. 2 – Bellagio Hotel and Casino
• Loan No. 7 – 1633 Broadway
• Loan No. 8 – Starwood Industrial Portfolio
• Loan No. 9 – 650 Madison Avenue
• Loan No. 10 – 181 West Madison

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(13)	Loan No. 3 – Kings Plaza - The increase from the Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza Whole Loan’s securitization in February of 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

Loan No. 6 – 560 Mission - The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to credit rent steps through November 2020.

Loan No. 9 – 650 Madison Avenue– The increase from Most Recent NOI to Underwritten NOI at the Mortgaged Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

Loan No. 13 – 510 East 14th Street – The increase from Most Recent NOI to Underwritten NOI at the Mortgaged Property is primarily attributable to the Mortgaged Property having been built in 2018, and having not reached stabilization until late 2019.

Loan No. 14 – 490-504 Myrtle Avenue – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to an increase in vacancy due to the adjacent 504 Myrtle Avenue Mortgaged Property being opened as well as concession burn off.

Loan No. 23 – 300-314 North College Street – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the recently executed lease with TopGolf, accounting for approximately $273,696 in underwritten base rent.

Loan No. 24 – Giant Anchored Portfolio - Underwritten NOI is based on the “straight line” rents of certain tenants at the related Mortgaged Properties.

Loan No. 27 – Northpoint Business Plaza – The increase from Most Recent NOI ($) to Underwritten NOI ($) is primarily attributable to the recently executed leases with Wood Evironment & Infratstructure, Arrow Exterminators, Inc. and Colliers International South Florida, LLC accounting for approximately $157,933 in underwritten base rent.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this Preliminary Prospectus.

(15)	In certain cases, in addition to an “as-is” value, the appraisal states an “as complete”, “as-stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related “as complete”, “as-stabilized” or “hypothetical” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-ls”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-ls”)	Appraised Value (Other Than “As-ls”)	Mortgage Loan Cut-off Date LTV Ratio (“As-ls”)	Mortgage Loan LTV Ratio at Maturity(“As-ls”)	Appraised Value (“As-ls”)
Bellagio Hotel and Casino(1)	6.7%	39.3%	39.3%	$4,260,000,000	25.8%	25.8%	$6,500,000,000
650 Madison Avenue(2)	5.0%	48.5%	48.5%	$1,210,000,000	48.9%	48.9%	$1,200,000,000
181 West Madison(3)	4.8%	28.8%	28.8%	$375,289,826	29.9%	29.9%	$374,000,000
Fairfield Inn & Suites Spokane(4)	0.9%	67.8%	54.5%	$11,800,000	80.0%	64.3%	$10,000,000
SprinqHill Suites Florence(5)	0.7%	64.4%	55.8%	$10,100,000	67.7%	58.7%	$9,600,000

(1)	The Appraised Value (Other Than “As-Is”) reflects the “As Leased” value solely with respect the real property portion of the Mortgaged Property of $4,260,000,000, excluding personal property and certain intangible value attributable to the Mortgaged Property.

(2)	The Appraised Value (Other Than “As-Is”) reflects the “Hypothetical As-Is” appraised value of $1,210,000,000 as of October 31, 2019, which assumes which assumes that the Mortgaged Property will have in place reserves of approximately $10,000,000 at origination. At origination of the Mortgage Loan, approximately $9,500,000 was reserved.

(3)	The Appraised Value (Other Than “As-Is”) reflects the “As Hypothetical” value of $375,289,826 for the Mortgaged Property as of October 22, 2019, which assumes the Borrower Sponsor has escrowed $1,289,826 for remaining capital expenses and unfunded tenant improvement allowances associated with CIBC.

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(4)	The Appraised Value (Other Than “As-Is”) reflects the “As Is - PIP Funded” of $11,800,000 for the Mortgaged Property as of October 8, 2019, which assumes that the PIP is placed in escrow and funded by the lender. The Appraised Value (“As-Is”) of the Mortgaged Property as of October 8, 2019 is $10,000,000.

(5)	The Appraised Value (Other than As-Is) represents the “As Complete” value of $10,100,000, effective December 15, 2019, which assumes that an approximately $1.3 million comprehensive renovation is complete.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

“YM0.5(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 0.5% of the amount prepaid.

“DorYM0.5(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 0.5% of the amount prepaid.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this Preliminary Prospectus.

(17)	Loan No. 2– Bellagio Hotel and Casino – The lockout period will be 26 payments beginning with and including the first payment date of January 5, 2020. The borrower may defease the whole loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The assumed defeasance lockout period of 26 payments is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual defeasance lockout period may be longer.

Loan No. 3 – Kings Plaza – The lockout period will be at least 25 payment dates beginning with and including the first payment date of February 1, 2020. The borrower may prepay with yield maintenance the whole loan after the earlier to occur of (i) February 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual lockout period may be longer.

Loan No. 6 – 560 Mission Street - The lockout period will be at least 26 payments beginning with and including the first payment date of January 6, 2020. The borrower has the option to (i) defease the full $300.0 million 560 Mission Street Whole Loan after the earlier to occur of (a) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (b) December 5, 2022 or (ii) prepay the 560 Mission Street Whole Loan in full with the greater of 1.0% of the outstanding principal balance and yield maintenance prior to June 6, 2029. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-B16 securitization in February 2020. The actual lockout period may be longer.

Loan No. 7 – 1633 Broadway – The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the 1633 Broadway Whole Loan in full is permitted after the date that is the earlier to occur of (i) November 25, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual lockout period may be longer.

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Loan No. 8 – Starwood Industrial Portfolio – The lockout period will be at least 26 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) November 26, 2022 or (ii) the second anniversary of the securitization closing date of the last note to be securitized, the Starwood Industrial Portfolio Whole Loan may be defeased with certain “government securities” as permitted under the related Mortgage Loan documents. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-B16 securitization in February 2020. The actual lockout period may be longer.

Loan No. 9 – 650 Madison Avenue – The lockout period will be at least 26 payment dates beginning with and including the first payment date in January 2020. For the purpose of this prospectus, the assumed lockout period of 26 payment dates is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual lockout period may be longer.

Loan No. 10 – 181 West Madison – The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 1, 2020. The borrower may defease the Whole Loan after the earlier to occur of (i) January 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual lockout period may be longer.

Loan No. 13 – 510 East 14th Street – The lockout period will be at least 25 payments beginning with and including the payment date of February 6, 2020. Defeasance is permitted at any time on or after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) December 12, 2022. Prepayment in whole, but not in part, of the 510 East 14th Street Whole Loan is permitted at any time, prior to September 6, 2029 with the payment of the greater of 1% of the principal balance or yield maintenance. The assumed defeasance lockout period of 25 payment dates is based on the expected Benchmark 2020-B16 securitization closing date in February 2020. The actual lockout period may be longer.

Loan No. 24 – Giant Anchored Portfolio – The lockout period will be at least 26 payments beginning with and including the first payment date of January 6, 2020. The borrower has the option to defease the Giant Anchored Portfolio Whole Loan at any time after the earlier to occur of (i) November 19, 2022 and (ii) two years after the closing date of the securitization that includes the last promissory note to be securitized. The assumed lockout period of 26 payments is based on the expected Benchmark 2020-B16 closing date in February 2020. Voluntary prepayment of the Giant Anchored Portfolio Whole Loan is permitted on or after the due date in September 2029 without payment of any prepayment premium.

(18)	Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool —Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.
• Loan No. 3 – Kings Plaza
• Loan No. 8 – Starwood Industrial Portfolio
• Loan No. 9 – 650 Madison Avenue
• Loan No. 11 – Middleton Net Lease Portfolio
• Loan No. 19 – West Road Plaza
• Loan No. 21 – Creekside
• Loan No. 24 – Giant Anchored Portfolio
• Loan No. 28 – Monster Storage Portfolio
• Loan No. 32 – MS & MO Storage Portfolio

(19)	The following Mortgaged Properties consists, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:
• Loan No. 2 – Bellagio Hotel and Casino
• Loan No. 3 – Kings Plaza
• Loan No. 13 – 510 East 14th Street

(20)	Loan No. 2 – Bellagio Hotel and Casino – The Mortgaged Property was acquired by the borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International. Bellagio, LLC and the borrower entered into a new 30-year lease, with two 10-year extension options, for Bellagio, LLC to operate the Mortgaged Property.

(21)

Loan No. 8 – Starwood Industrial Portfolio – the Largest tenant, Bimbo Bakeries, has various expiration dates: (i) 45,000 sq. ft. at 12857 South Hamlin Court with a lease expiration date of November 30, 2029, (ii) 40,080 sq. ft. at

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1695 Glen Ellyn Road with a lease expiration date of February 28, 2027, and (iii) 20,000 sq. ft. at 845 Telser Road with a lease expiration date of May 31, 2031.

(22)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if the landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with such tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the Mortgaged Property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.

Loan No. 3 – Kings Plaza – The 2nd Largest Tenant, Primark, has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Mortgaged Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

Loan No. 4 – 3500 Lacey – The Largest Tenant, HAVI Global Solutions, has a one-time right to terminate its lease effective as of August 2022 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $5,236,299. The 2nd Largest Tenant, Glanbia, has a one-time right to terminate its lease effective as of February 2026 with no less than 6 months’ prior notice and the payment of an estimated termination fee of $4,101,067. The 3rd Largest Tenant, Invesco, has a one-time right to terminate its lease effective as of May 2021 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $3,789,544. The 5th Largest Tenant, CompTIA, has a one-time right to terminate its lease effective as of December 2026 with no less than 12 months’ prior notice and the payment of an estimated termination fee of $971,316.

Loan No. 6 – 560 Mission Street – the Largest Tenant, JP Morgan, representing approximately 36.9% of the net renable area at the Mortgaged Property, has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee. The 3rd Largest Tenant, TIAA-CREF, representing approximately 9.7% of the net renable area at the Mortgaged Property, has the one-time right to terminate the lease for all or any portion of its space effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee. The 5th Largest Tenant, Seyfarth Shaw, representing approximately 7.4% of the net renable area at the Mortgaged Property, has one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

Loan No. 7 – 1633 Broadway – the 4th Largest Tenant, Morgan Stanley & Co, representing approximately 10.2% of net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee. The 5th Largest Tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable commercial area, has the right to terminate its lease as to one full floor, all or a portion of its uppermost or lowermost floor (provided that the terminated space must be in a commercially reasonable configuration) effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

Loan No. 8 – Starwood Industrial Portfolio – the sole tenant at the 333 45th Street Mortgaged Property, Staley, representing approximately 3.4% of net rentable area, has the right to terminate its lease as of July 31, 2021 upon not less than 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount equal to approximately $419,570. The Largest Tenant at the 8401 Bearing Drive Mortgaged Property, The Harvard Drug Store, representing approximately 4.8% of net rentable area, has a one-time right to terminate its lease effective as of June 30, 2022, as follows: provided that (A)-(i) the tenant is not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the landlord, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the landlord written notice no later than June 30, 2021, and paying the landlord an early termination fee of $775,000.

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Loan No. 9 – 650 Madison Avenue - The 2nd Largest Tenant, Memorial Sloan Kettering Cancer Center, has (i) the one-time option to terminate its lease on any date between July 1, 2020, and June 30, 2022, so long as the tenant gives 18 months’ notice and (ii) the right to go dark at any time.

Loan No. 10 – 181 West Madison– The 4th Largest Tenant, CIBC, has a one-time right to terminate its lease effective as of December 31, 2025, with no less than 12 months’ prior notice and the payment of an estimated termination fee in the amount equal to (i) the unamortized portion of any brokerage commission at an interest rate of 8% per annum, (ii) the unamortized portion of any construction allowance, (iii) the unamortized portion of any abated rent, (iv) an amount equal to the then-escalated base rent and additional rent that would have been payable by the tenant under the lease for the three-month period immediately following the early termination date.

Loan No. 16 – 65 Ainslie – The Largest Tenant, Starbucks, has the option to terminate its lease effective any day after the 36th month of its lease term, so long as the tenant provides notice no less than 180 days before the termination date.

Loan No. 18 – Sunset Grove Shopping Center – Coldwell Banker, the 3rd Largest Tenant at the property has the option to terminate its lease at the end of the 60th month so long as they give 6 months written notice.

Loan No. 20 – 2142-2172 Nostrand Avenue – The 5th Largest Tenant, Wireless Vision (T-Mobile), has a one-time right to terminate its lease as of July 1, 2021, with a 60 days’ prior notice.

Loan No. 21 – Creekside – The 4th Largest Tenant, Mid-Valley Pain Clinic (SPA), has a one-time right to terminate its lease as of November 1, 2021, but only the landlord cannot provide the tenant’s needed space for an expansion. The 5th Largest Tenant, United States Department of Agruiculture, may terminate its lease at any time during the term of its lease with a 120 days’ prior notice; provided, however, that if the termination right is exercised in the first 60 months of lease (period ending in February 2021), the tenant is required to reimburse the borrower unamortized tenant improvement at rate of $1,267.67 per month for the first 60 months only.

Loan No. 24 – Giant Anchored Portfolio - The Largest Tenant at the Parkway Plaza Mortgaged Property, Giant, has the right to terminate its lease for the fuel station at any time with 30 days’ written notice and payment of a termination fee equal to two years of the then-current rent. The Largest Tenant at the Scott Town Center Mortgaged Property, Giant, is subject to a ground lease and owns all of its improvements. The 3rd Largest Tenant at the Scott Town Center Mortgaged Property, One Main Financial, has the right to terminate its lease effective July 31, 2021 by giving notice by January 31, 2021 and payment of termination fee in the amount of approximately $15,200 plus unamortized brokerage commission

Loan No. 27 – Northpoint Business Plaza – The Largest Tenant, Healthy Mothers Healthy Babies, has the right to terminate its lease after the completion of the 18th month of the Lease Extension pursuant to the option to renew, in the event the tenant undergoes a substantial loss of charitable funds and grants, the tenant may terminate its lease upon 6 months prior written notice to landlord and along with a payment of a fee equal to 6 months of gross rent during the period which the termination is exercised. The 2nd Largest Tenant, Wood Environment & Infrastructure, has the right to terminate its lease effective at the end of the 61st month of its lease so long as 6 months notice are given, the payment will be equal to unamortized TI’s and LC’s amortized at 8%. The 5th Largest Tenant, Florida Department of Highway Safety, will have the right to terminate, with 6 months notice, in the event a State-owned building becomes available.

(23)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 4 – 3500 Lacey – The Largest Tenant, HAVI Global Solutions, has subleased (a) 17,696 sq. ft. to Hearthside Food Solutions at a base rent of $23.40 PSF and (b) 22,132 sq. ft. to Donnelley Financial, LLC at a base rent of $22.20 PSF. Both subleases are coterminous with the underlying lease to HAVI Global Solutions, which expires in April 2025.

Loan No. 7 - 1633 Broadway - The Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 sq. ft. of suite 4600 (totaling 54,118 sq. ft.) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 sq. ft of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease. The 2nd Largest Tenant, WMG Acquisition Corp, subleases 3,815 sq. ft of suite 0400 (totaling 36,854 sq. ft) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease. The 5th Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 sq. ft of Suite 2200 (totaling 50,718 sq. ft) to three tenants. Delcath

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Systems, Inc. subleases 6,877 sq. ft and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 sq. ft through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 sq. ft and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

Loan No. 20 – 2142-2172 Nostrand Avenue – The 4th Largest Tenant, Visionary Properties, has subleased all of its space to Health First Insurance on the same terms as its underlying lease.

(24)	Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants shown in Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date.

Loan No. 1 – Harrison Retail - The 5th Largest Tenant, SoulCycle, representing 3.8% of the net rentable area of the Mortgaged Property, recently expanded its lease to include an additional 1,330 sq. ft., which includes construction of a locker room and additional bathrooms and showers. The SoulCycle expansion lease is expected to commence upon completion of landlord’s work, which is expected to be completed in February 2020. In addition, Bond Vet, representing 2.1% of the net rentable area of the Mortgaged Property, is not yet in occupancy or paying rent. Bond Vet has six months of free rent which was reserved for on the origination date. Bond Vet is currently building out its space and is expected to take occupancy and commence paying rent in June 2020.

Loan No. 3 – Kings Plaza – Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Mortgaged Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

Loan No. 7 – 1633 Broadway – New Mountain Capital, LLC, representing 4.2% of the net rentable area has executed a lease but has not yet taken occupancy or begun paying rent.

Loan No. 13 – 510 East 14th Street – Citibank, representing approximately 7.9% of the net rentable commercial area, has executed a letter of intent but has not yet executed a lease or taken occupancy of its space. The expected lease commencement date is August 1, 2020 pursuant to the letter of intent. We cannot assure you that the tenant will execute its lease or take occupancy as expected or at all.

Loan No. 24 – Giant Anchored Portfolio – The Aston Center Mortgaged Property currently has a tenant, Together We Share, that pays $5,000 in rent but occupies 0 sq.ft.

(25)	The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies-in-Common or Diversified Ownership” in this Preliminary Prospectus for further information.

Loan No. 19 – West Road Plaza Loan No. 21 – Creekside

(26)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(27)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 8 – Starwood Industrial Portfolio - The Ongoing Replacement Reserve is calculated as the product of (x) $0.15 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.30. The Ongoing Rollover Reserve is calculated as the product of (x) $0.35 and (y) rentable square feet, divided by 12 and is capped at the product of rentable square feet and $0.70.

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(28)	Loan No. 14 – 490-504 Myrtle Avenue – The borrower is required to deposit 1/12th of the sufficient amount into a condominium reserve if payments are due and there is an insufficient amount in such condominium reserve to make those payments.

Loan No. 16 – 65 Ainslie – On the 73rd monthly payment date, and each monthly payment date the borrower will deposit $50,000 into an Additional Collateral Reserve Funds account.

Loan No. 19 – West Road Plaza – If the TI/LC reserve falls below the TI/LC reserve cap of $500,000, the borrower is required to deposit approximately $18,531.50 on each monthly payment date until the TI/LC reserve cap is met.

Loan No. 26 – Fairfield Inn & Suites Spokane – On each monthly payment date occurring in June, July, August, September and October during the term of the Mortgage Loan, commencing on the payment date in June 2020, the borrower is required to deposit an amount which, if added to the net operating income for the months of February of the preceding year, December of the preceding year, and January of the current year, would cause the debt service coverage ratio to equal 1.0x (the “Seasonality Reserve Monthly Deposit”); provided, however, in the event there is insufficient cash flow to make the full Seasonality Reserve Monthly Deposit in any of such months, the borrower will be permitted to make an additional payment, on or before October 1 of the applicable year, in the full amount of all prior payment shortfalls.

(29)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
2	Bellagio Hotel and Casino	$60,000,000	6.7%	$25,000,000	Yes	11/15/2024
6	560 Mission Street	$45,000,000	5.0%	$50,000,000	Yes	5/1/2021
7	1633 Broadway	$45,000,000	5.0%	S25.000.000	Yes	10/2/2020
10	181 West Madison	$43,000,000	4.8%	$10,000,000	Yes	3/15/2024
23	300-314 North College Street	$10,630,000	1.2%	$3,000,000	Yes	11/22/2027

(30)	Loan No. 2 – Bellagio Hotel and Casino – The aggregate liability of the related Carve-out Guarantor with respect to the full recourse carveouts is capped at 10% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender and/or any administrative agent (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

Loan No. 8 - Starwood Industrial Portfolio - The non-recourse carveout guarantor’s liability under the bankruptcy-related carveouts is limited to 20% of the then-current outstanding principal balance of the related Whole Loan.

Loan Nos. 5, 6, 7 and 10 – FedEx Redmond, 560 Mission Street, 1633 Broadway and 181 West Madison – In each case, the related Mortgage Loan does not have a separate Carve-out Guarantor, and each of the related borrowers is the only indemnitor under the related environmental indemnity agreement.

Loan No. 15 – 1019 Market – The Carve-out Guarantor’s liability is limited to only a subset of the non-recourse carveouts under the Mortgage Loan documents. In addition, the aggregate liability of the related Carve-out Guarantor with respect to such subset of the non-recourse carveouts for losses incurred by the lender is capped at 110% of the principal balance of the Mortgage Loan outstanding at the time of the occurrence of such event. Please see “Description of the Mortgage Pool – Non-Recourse Carveout Limitations” in this Preliminary Prospectus for additional information.

Loan No. 19 – West Road Plaza - The non-recourse carve-out for failure to pay real estate or transfer taxes, maintain required insurance or pay insurance premiums does not apply in the event that a failure to pay such real estate taxes or insurance premiums is due solely to an insufficiency in rents to pay such obligation or funds to pay such amounts were in the applicable reserve account(s) and the master servicer failed to pay such amounts.
Loan No. 29 - Casa Laguna Hotel & Spa - Upon the death of one of the four individual guarantors, the deceased guarantor’s estate can request to be released from the guaranty for any acts that first occur from and after the

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release date without requiring a replacement guaranty, provided that the remaining guarantors have a net worth and liquidity of $7,500,000 and $500,000, respectively.

(31)	Loan No.	Mortgage Loan	Senior Notes Cut-off Date Balance	Subordinate Notes Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance(1)	Total Senior Notes U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Total Senior Notes Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Total Senior Notes U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
	2	Bellagio Hotel and Casino	$1,676,200,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%
	7	1633 Broadway	$1,001,000,000	$249,000,000	$1,250,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
	8	Starwood Industrial Portfolio	$144,500,000	$65,527,072	$210,027,072	3.67x	2.53x	45.2%	65.8%	13 1%	9.0%
	9	650 Madison Avenue	$586,800,000	$213,200,000	$800,000,000	2.74x	2.01x	48 5%	66.1%	10 0%	7.3%
	10	181 West Madison	$107,900,000	$132,100,000	$240,000,000	4.67x	2.10x	28.8%	64.0%	20.4%	9 2%

(1)	Includes any related pari passu companion loan(s) and subordinate secured companion loan(s).

(32)	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date or ARD	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio(1)	Total Debt U/W NCF DSCR(1)	Total Cut-off Debt U/W NOI Debt Yield(1)
	3	Kings Plaza(2)	$50,000,000	5.6%	$53,000,000	6.00000%	1/1/2030	Yes	60.0%	1.73x	9.6%
	13	510 East 14th	$35,000,000	3.8%	$75,000,000	5.50000%	12/6/2029	Yes	55.6%	1.36x	5.8%
	14	Street 490-504 Myrtle Avenue	$35,000,000	3.9%	$20,000,000	8.00000%	12/6/2029	Yes	74.3%	1.28x	6.0%

(1)	Calculated including any related pari passu companion loan(s), related subordinate companion loan(s) and mezzanine debt.

(2)	The Kings Plaza Mezzanine Loan is interest only for the first five years of the loan term then fully amortizing based on a five-year schedule. Total Debt DSCR is based on the first 12 month period of the amortization period of the loan. The mezzanine loan is fully amortized by the maturity date of January 1, 2030, pursuant to a fixed amortization scheduled.

	Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Minimum LTV	Combined Minimum Debt Yield
	2	Bellagio Hotel and Casino	$60 000.000	6.7%	Yes	4.24x	72.00%	NAP
(33)	6	560 Mission Street	$45,000,000	5.0%	Yes	2.00x	60.00%	8.00%
	7	1633 Broadway(1)	$45,000,000	5.0%	Yes	3.08x	52.08%	9.35%
	27	Northpoint Business Plaza	$7,395,000	0.8%	Yes	1.90x	59.64%	10.50%
	29	Casa Laguna Hotel & Spa	$6,500,000	0.7%	Yes	1.96x	57 00%	11.15%

(1)	Permitted future debt is equityholder debt or debt-like preferred equity

Loan No. 3 – Kings Plaza – The Mortgage Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $2 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $1 billion) (a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility and (iii) neither the granting of the pledge nor exercise of any remedies will result in a change of the manager unless the replacement manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least seven years’ experience in managing at least seven regional malls, other than the Mortgaged Property, of not less than 400,000 square feet (inclusive of anchor space) with at least one anchor store and totaling at least 5,000,000 square feet (including owned or leased anchor stores) of gross leasable area, which is not the subject of a bankruptcy or similar insolvency proceeding.

(34)

Loan No. 4 – 3500 Lacey – MEPT Lacey Road LLC (the “3500 Lacey PE Member”), a core, open-end private equity real estate fund advised by BentallGreenOak, which owned the Mortgaged Property since 2003 and sold it to the borrower, is a member of the sole member of the borrower (the “3500 Lacey JV”). 3500 Lacey PE Member has made a preferred equity contribution in the amount of $33,000,000 to 3500 Lacey JV. Under the related limited liability company agreement (the “3500 Lacey LLC Agreement”) between the 3500 Lacey PE Member and the 3500 Lacey JV’s managing member, which is the non-recourse carveout guarantor of the Mortgage Loan (the “3500 Lacey Managing Member”), the 3500 Lacey PE Member is entitled to: (a) a quarterly preferred return payment from the net cash flow from operation of the 3500 Lacey Property (after payment of all operating expenses of the 3500 Lacey JV and of the Mortgaged Property) in an amount equal to 10.0% per annum for the first 36 months from the effective date of the 3500 Lacey LLC Agreement and 12.0% per annum thereafter (the

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“Preferred Return”); and (b) in the event of any sale, disposition, financing, refinancing, casualty or condemnation with respect to the 3500 Lacey Property (each such event, a “3500 Lacey Capital Event”), the net proceeds resulting from such 3500 Lacey Capital Event (after payment of all expenses related to the capital event) in an amount equal to any unpaid Preferred Return and the amount of unreturned Preferred Equity Contribution. Except as described herein, 3500 Lacey PE Member is not entitled to the return of any of its capital contributions or the Preferred Return, and any unrepaid capital contributions or Preferred Return will not be a liability of 3500 Lacey JV. Please see “Description of the Mortgage Pool – Additional Indebtedness – Preferred Equity” in the Preliminary Prospectus for additional information.

Loan No. 15 – 1019 Market – The borrower has incurred an unsecured loan (the “1019 Market Subordinate Loan”) from an affiliate, DWS Grundbesitz GmbH, a German capital investment company and the non-recourse carveout guarantor under the Mortgage Loan (“1019 Market Guarantor”), in the maximum amount of $16,750,000, with an interest rate of 9.0% per annum and matures on January 1, 2030. The 1019 Market Guarantor has provided for the benefit of the lender a Subordination and Standstill Agreement, subordinating, among other things, the right of payment under the 1019 Market Subordinate Loan documents to the Mortgage Loan.

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